Exhibit 10.1

AMENDMENT NO. 1

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 11, 2020

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of May 11, 2020 by and among Texas Roadhouse, Inc. (the “Borrower”), the financial institutions identified on the signature pages hereof as Lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of August 7, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments with respect to the Credit Agreement; and

WHEREAS, the Lenders and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent have agreed to enter into this Amendment.

1.             Amendments to Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended pursuant to Annex I hereto (as attached, the “Amended Credit Agreement”).

2.              Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:

(a)            the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Lenders required to execute this Amendment in order to give effect hereto, and the Administrative Agent, and the Consent and Reaffirmation attached hereto as Annex II duly executed by each Guarantor, and (ii) such other opinions, instruments and documents as are reasonably requested by the Administrative Agent and identified on Annex III hereto;

(b)            the Borrower shall have paid, to the extent invoiced at least one (1) Business Day in advance, all reasonable and documented fees and expenses of the Administrative Agent and its affiliates (including reasonable and documented attorneys’ fees and expenses) in connection with this Amendment and the other Loan Documents related to this Amendment;

(c)            the Administrative Agent shall have received for the benefit of each Lender all fees and other amounts due and payable on or prior to the effective date of this Amendment No. 1, including without limitation, those fees described in the Fee Letter dated April 29, 2020 between the Borrower and JPMorgan Chase Bank, N.A.; and

(d)            the Administrative Agent shall have received (i) at least five (5) days prior to the effective date for this Amendment, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing by any Lender from the Borrower at least ten (10) days prior to such date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to such effective date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to such effective date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

3.              Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a)            Each of this Amendment and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of the Borrower, and are enforceable against the Borrower in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

(b)           As of the date hereof, and immediately before and after giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties of the Borrower and each Guarantor contained in the Credit Agreement or the Guaranty, as applicable, are true and correct as of the date hereof, except for representations and warranties made as of an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

4.             Reference to and Effect on the Credit Agreement.

(a)            Upon the effectiveness hereof, each reference to the Credit Agreement or “this Agreement” in the Credit Agreement or any other Loan Document (unless limited by reference to such Loan Document as in effect on a prior date) shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)            Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)            Other than as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.              Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

6.              Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.              Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signatures to follow]

2

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TEXAS ROADHOUSE, INC.,
as the Borrower

By:	/s/ Tonya Robinson
Name:	Tonya Robinson
Title:	Chief Financial Officer

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement
Texas Roadhouse, Inc.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Sherry Matthews
Name:	Sherry Matthews
Title:	Vice President

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement
Texas Roadhouse, Inc.

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Shelly Stephenson
Name:	Shelly Stephenson
Title:	Senior Vice President

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement
Texas Roadhouse, Inc.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Erica Dowd
Name:	Erica Dowd
Title:	Senior Vice President

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement
Texas Roadhouse, Inc.

U.S. BANK NATIONAL ASSOCIATION, as
a Lender

By:	/s/ David A. Wombwell
Name:	David A. Wombwell
Title:	Senior Vice President

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement
Texas Roadhouse, Inc.

OLD NATIONAL BANK, as a Lender

By:	/s/ Darrin McCauley
Name:	Darrin McCauley
Title:	SVP Corporate Lending

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement
Texas Roadhouse, Inc.

ANNEX I

Amended Credit Agreement

[Attached]

Annex I-1

ANNEX II

CONSENT AND REAFFIRMATION

The undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to Amended and Restated Credit Agreement dated as of August 7, 2017 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among Texas Roadhouse, Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”), which Amendment No. 1 is dated as of May 11, 2020 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Lenders, the undersigned (i) consents to the Amendment, and (ii) reaffirms its obligations under the Guaranty and each and every other Loan Document to which it is a party and acknowledges and agrees that the Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated: May 11, 2020

[Signature Page Follows]

Annex II-1

GUARANTORS:

TEXAS ROADHOUSE HOLDINGS LLC

By:	Texas Roadhouse, Inc., its Manager

By:	/s/ Tonya Robinson
	Name:	Tonya Robinson
	Title:	Chief Financial Officer

STRATEGIC RESTAURANT CONCEPTS, LLC (formerly
known as Aspen Creek, LLC)

By:	Texas Roadhouse, Inc., its Manager

By:	/s/ Tonya Robinson
	Name:	Tonya Robinson
	Title:	Chief Financial Officer

TEXAS ROADHOUSE DEVELOPMENT CORPORATION

By:	/s/ Tonya Robinson
	Name:	Tonya Robinson
	Title:	Treasurer and Secretary

ARMADILLO, INC.

By:	/s/ Tonya Robinson
	Name:	Tonya Robinson
	Title:	Treasurer and Secretary

ROADHOUSE ENTERPRISES, INC.

By:	/s/ Tonya Robinson
	Name:	Tonya Robinson
	Title:	Treasurer and Secretary

Signature Page to
Consent and Reaffirmation
Amendment No. 1 to Amended and Restated Credit Agreement
(Texas Roadhouse, Inc.)

ANNEX III

List of “Amendment Documents”1

1.	Amendment No. 1 to Amended and Restated Credit Agreement, by and among the Borrower, the Lenders and the Administrative Agent.

2.	Consent and Reaffirmation executed by the Guarantors.

3.	Notes to the extent requested in writing by any Lender.

4.	Certificate of a Responsible Officer of the Borrower and each Guarantor (collectively, the “Companies”) certifying (i) that there have been no changes in the certificate of formation or other charter document of such Company, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of such Company’s jurisdiction of organization or incorporation, since the date of the certification thereof by such governmental entity, (ii) the limited liability company agreement or bylaws, as attached thereto, of such Company as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Company authorizing the execution, delivery and performance of the Amendment Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of such Company authorized to sign the Amendment Documents to which it is a party.

5.	Good Standing Certificate (or analogous documentation, if applicable) for each Company from the Secretary of State (or analogous governmental entity) of such Company’s jurisdiction of organization or incorporation.

6.	Opinion of Mayer Brown LLP, counsel for the Companies, in form and substance reasonably acceptable to the Administrative Agent and its counsel.

1 Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

Annex III-1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 7, 2017

among

TEXAS ROADHOUSE, INC.,
as the Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swing Line Lender
and L/C Issuer,

PNC BANK, NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,

and

U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agent

JPMORGAN CHASE BANK, N.A.,
PNC CAPITAL MARKETS LLC
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

ARTICLE 5
REPRESENTATIONS AND WARRANTIES	69
5.01 Existence, Qualification and Power	69
5.02 Authorization; No Contravention	70
5.03 Governmental Authorization; Other Consents; Compliance with Laws	70
5.04 Binding Effect	70
5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event	70
5.06 Litigation	71
5.07 No Default	71
5.08 Ownership of Property; Liens	72
5.09 Environmental Compliance	72
5.10 Insurance	73
5.11 Taxes	73
5.12 ERISA Compliance	73
5.13 Subsidiaries	74
5.14 Margin Regulations; Investment Company Act	74
5.15 Material Contracts	74
5.16 Disclosure	75
5.17 Compliance with Laws	75
5.18 Intellectual Property; Licenses, Etc.	75
5.19 Anti-Corruption Laws and Sanctions	75
5.20 Burdensome Provisions	76
5.21 Survival of Representations and Warranties, Etc.	76
5.22 Affected Financial Institutions	76
5.23 Beneficial Ownership	76

ARTICLE 6
AFFIRMATIVE COVENANTS	76
6.01 Financial Statements	76
6.02 Certificates; Other Information	77
6.03 Notices	79
6.04 Payment of Obligations	79
6.05 Preservation of Existence, Etc.	80
6.06 Maintenance of Properties	80
6.07 Maintenance of Insurance	80
6.08 Compliance with Laws	80
6.09 Environmental Laws	81
6.10 Compliance with ERISA	81
6.11 Compliance With Agreements	81
6.12 Books and Records	81
6.13 Inspection Rights	81
6.14 Use of Proceeds	82
6.15 Additional Subsidiaries	82
6.16 Further Assurances	82

ARTICLE 7
NEGATIVE COVENANTS	82
7.01 Liens	83
7.02 Investments	84
7.03 Indebtedness	85
7.04 Fundamental Changes	85
7.05 Dispositions	86
7.06 Restricted Payments	87
7.07 Limitations on Exchange and Issuance of Capital Stock	88
7.08 Change in Nature of Business	88
7.09 Accounting Changes; Organization Documents	88
7.10 Transactions with Affiliates	88
7.11 Burdensome Agreements	88
7.12 Use of Proceeds	89
7.13 Restrictions on Conduct of IP Holdcos	89
7.14 Financial Covenants	89

ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES	90
8.01 Events of Default	90
8.02 Remedies Upon Event of Default	92
8.03 Application of Funds	92

ARTICLE 9
ADMINISTRATIVE AGENT	93
9.01 Appointment and Authority	93
9.02 Rights as a Lender	93
9.03 Exculpatory Provisions	94
9.04 Reliance by Administrative Agent	95
9.05 Delegation of Duties	95
9.06 Resignation of Administrative Agent	95
9.07 Non-Reliance on Administrative Agent and Other Lenders	96
9.08 No Other Duties, Etc.	96
9.09 Administrative Agent May File Proofs of Claim	96
9.10 Guaranty Matters	97

ARTICLE 10
MISCELLANEOUS	97
10.01 Amendments, Etc.	97
10.02 Notices; Effectiveness; Electronic Communication	99
10.03 No Waiver; Cumulative Remedies	101
10.04 Expenses; Indemnity; Damage Waiver	101
10.05 Payments Set Aside	103
10.06 Successors and Assigns	103
10.07 Treatment of Certain Information; Confidentiality	107
10.08 Right of Setoff	108
10.09 Interest Rate Limitation	108
10.10 Counterparts; Integration; Effectiveness; Electronic Execution	109
10.11 Survival of Representations and Warranties	109

10.12 Severability	109
10.13 Replacement of Lenders	110
10.14 Governing Law; Jurisdiction; Etc.	110
10.15 WAIVER OF JURY TRIAL	111
10.16 No Advisory or Fiduciary Responsibility	111
10.17 USA PATRIOT Act Notice	112
10.18 Time of the Essence	112
10.19 Acknowledgment and Consent to Bail-In of Affected Financial Institutions	112
10.20 Amendment and Restatement of the Existing Credit Agreement	113
10.21 Acknowledgement Regarding Any Supported QFCs	113
10.22 Certain ERISA Matters	114

SCHEDULES

2.01A	Commitments and Applicable Percentages
2.01B	Letter of Credit Commitments
2.01C	Departing Lenders
2.03	Existing Letters of Credit
5.01	Jurisdictions of Organization and Qualification
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments
5.15	Material Contracts
5.18	Intellectual Property
7.01	Existing Liens
7.02	Existing Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	2020 Loan Notice
B	Swing Line Loan Notice
C-1	Committed Loan Note
C-2	2020 Loan Note
C-3	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of August 7, 2017, among TEXAS ROADHOUSE, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Swing Line Lender.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree that the Existing Credit Agreement (as defined below) is hereby amended and restated as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

1.01          Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2020 Borrowing” means a borrowing consisting of simultaneous 2020 Loans of the same Type and, in the case of 2020 Loans constituting Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(b).

“2020 Lender” means a Lender with a 2020 Loan Commitment.

“2020 Loan” has the meaning set forth in Section 2.01(b).

“2020 Loan Commitment” means, as to each Lender, its obligation to make 2020 Loans to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“2020 Loan Notice” means a notice of (a) a 2020 Borrowing, (b) a conversion of 2020 Loans from one Type to the other, or (c) a continuation of 2020 Loans constituting Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-2.

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR 2020 Loan” means a 2020 Loan that is an ABR Loan.

“ABR Committed Loan” means a Committed Loan that is an ABR Loan.

“ABR Loan” means a Loan that bears interest based on the Alternate Base Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 16% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Aggregate Commitments” means the Commitments of all the Lenders. On the Closing Date, the Aggregate Commitments were $200,000,000. On the Amendment No. 1 Effective Date, the Aggregate Commitments, giving effect to the 2020 Loan Commitments, equal $282,500,000.

“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Eurodollar Rate for any day shall be based on the LIBOR Screen Rate (or if the LIBOR Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively. For the avoidance of doubt, (x) for purposes of making determinations in respect of the 2020 Loans and 2020 Loan Commitments, if the Alternate Base Rate shall be less than two percent (2.00%), such rate shall be deemed to be two percent (2.00%) for purposes of this Agreement; and (y) for purposes of making determinations hereunder other than in respect of the 2020 Loans and 2020 Loan Commitments, if the Alternate Base Rate shall be less than one percent (1.00%), such rate shall be deemed to be one percent (1.00%) for purposes of this Agreement.

“Amendment No. 1” means Amendment No. 1 to Amended and Restated Credit Agreement, dated as of May 11, 2020, by and among the Borrower, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 1 Effective Date” means May 11, 2020.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time; provided that in the case of Section 2.15 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitments, disregarding any Defaulting Lender’s Commitment, represented by such Lender’s Commitment. If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means:

(x) with respect to all Loans and Commitments other than 2020 Loans and 2020 Loan Commitments, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee	Eurodollar Rate Loans/Standby Letters of Credit Fee	ABR Loans
1	Less than 1.25 to 1.00	0.125%	0.875%	0.0%
2	Less than 1.50 to 1.00 but greater than or equal to 1.25 to 1.00	0.150%	1.00%	0.0%
3	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	0.200%	1.25%	0.25%
4	Less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00	0.250%	1.50%	0.50%
5	Less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00	0.300%	1.875%	0.875%
6	Greater than or equal to 3.00 to 1.00	0.400%	2.250%	1.250%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 6 shall apply as of the fifth Business Day after the date on which such Compliance Certificate was required to have been delivered until the fifth Business Day after such Compliance Certificate is actually delivered. Notwithstanding the foregoing, the Applicable Rate shall equal the greater of Pricing Level 4 and the actual Pricing Level then in effect until the Administrative Agent’s receipt of the applicable Compliance Certificate for the Borrower’s first Fiscal Quarter of Fiscal Year 2021. Adjustments to the Pricing Level then in effect shall thereafter be effected in accordance with the preceding paragraphs; and

(y) with respect to all 2020 Loan Commitments, the following percentages per annum: (i) Commitment Fee, 0.50%; (ii) Eurodollar Rate Loans, 2.25%; and (iii) ABR Loans, 1.25%.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year ended December 27, 2016.

“Augmenting Lender” has the meaning set forth in Section 2.14(b).

“Availability Period” means:

(x) with respect to the 2020 Loans and 2020 Loan Commitments, the period from and including the Amendment No. 1 Effective Date to the earliest of (a) the Maturity Date for the 2020 Loans and 2020 Loan Commitments, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make 2020 Loans pursuant to Section 8.02; and

(y) with respect to the Loans and Commitments other than the 2020 Loans and the 2020 Loan Commitments, the period from and including the Closing Date to the earliest of (a) the Maturity Date for such Loans and Commitments, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrower Materials” has the meaning set forth in Section 6.02.

“Borrowing” means a Committed Borrowing, a 2020 Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in either (a) the state where the Administrative Agent’s Office is located or (b) New York, New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Cash Collateralize” has the meaning set forth in Section 2.03(g).

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the government of the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $1,000,000,000 and which are rated at least AA- by S&P or Aa3 by Moody’s; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 180 days from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA- by S&P or Aa3 by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (1) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (2) are rated AAA by S&P and Aaa by Moody’s and (3) have portfolio assets of at least $5,000,000,000.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a “person” or “group” consisting of, or controlled by, the Permitted Equityholders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Co-Lead Arrangers” means, collectively, JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, and Wells Fargo Securities LLC, in each of their capacities as joint lead arrangers.

“Commitment” means, as to each Lender, its obligation to:

(x) (i) make Committed Loans to the Borrower pursuant to Section 2.01(a), (ii) purchase participations in L/C Obligations, and (iii) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; and

(y) make 2020 Loans, in an aggregate principal amount at any one time outstanding not to exceed its 2020 Loan Commitment.

“Commitment Fee” has the meaning set forth in Section 2.09(a).

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a).

“Committed Loan” has the meaning set forth in Section 2.01(a).

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning set forth in Section 10.02(c).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated” means, with respect to any financial statements of the Borrower and its Subsidiaries, financial statements structured, organized and providing similar information and analysis as set forth in the Audited Financial Statements or Unaudited Quarterly Financial Statements, as applicable.

“Consolidated Adjusted Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, plus (b) all purchase money Indebtedness, plus (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, plus (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), plus (e) Attributable Indebtedness in respect of capital leases, plus (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, plus (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Borrower or any Subsidiary, plus (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) which such partnership or joint venture is not a direct or indirect Subsidiary of the Borrower, in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary, plus (i) an amount equal to the product of eight (8) times Consolidated Rental Expense (excluding up to $5,000,000 of Consolidated Rental Expense attributable to equipment leases) for four Fiscal Quarters most recently ended.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable (but not any tax loss or refund) by the Borrower and its Subsidiaries for such period, (c) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, and (d) any non-cash expense attributable to the grant of any stock award to any employee, director or consultant of the Borrower or its Subsidiaries made pursuant to the Equity Incentive Plan.

“Consolidated EBITDAR” means, for any period, the sum of Consolidated EBITDA plus Consolidated Rental Expense for such period plus any non-cash impairment charges, non-cash charges resulting from the closing of and cessation of business at any Restaurant and/or non-cash charges resulting from losses on dispositions of assets in the ordinary course of business (which, for purposes hereof, shall include non-cash charges resulting from the remodeling or improvement of any Restaurant and the replacement of equipment used at any Restaurant), in each case of the Borrower or its Subsidiaries.

“Consolidated EBITR” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable (but not any tax loss or refund) by the Borrower and its Subsidiaries for such period, (c) Consolidated Rental Expense for such period, (d) any non-cash expense attributable to the grant of any stock awards pursuant to the Equity Incentive Plan to any employee, director or consultant of the Borrower or its Subsidiaries and (e) any non-cash impairment charges, non-cash charges resulting from the closing of and cessation of business at any Restaurant and/or non-cash charges resulting from losses on dispositions of assets in the ordinary course of business (which, for purposes hereof, shall include non-cash charges resulting from the remodeling or improvement of any Restaurant and the replacement of equipment used at any Restaurant), in each case of the Borrower or its Subsidiaries.

“Consolidated Fixed Charges” means, for any period, the sum of the following determined on a consolidated basis, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Interest Charges paid or payable in cash for such period and (b) Consolidated Rental Expense for such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITR for the period of the four Fiscal Quarters most recently ended to (b) Consolidated Fixed Charges for such period.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of Consolidated Rental Expense with respect to such period under capital leases that is treated as interest in accordance with GAAP, and (c) the amount of net settlement obligations of the Borrower and its Subsidiaries under any Swap Contract respecting interest rate management and relating to the spread between the fixed interest rate under such Swap Contract and the floating interest rate hedged thereby.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted Funded Indebtedness as of such date to (b) the sum of (i) Consolidated EBITDAR for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or Section 6.01(b), plus (ii) Consolidated New Unit Pre-Opening Costs deducted from Consolidated Net Income for such period.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for that period (excluding cash or non-cash gains or losses for that period that are unusual, one-time or non-regularly recurring or not from operations, and that are not attributable to the COVID-19 pandemic); provided that (a) the net income (or loss) of any Person, in which the Borrower or any of its Subsidiaries has a joint interest with a third party, shall be excluded from Consolidated Net Income except to the extent such net income is actually paid to the Borrower or any of its Subsidiaries by dividend or other distribution during such period; provided that the net income (or loss) of any Person excluded by operation of this clause (a) prior to the date such Person becomes a wholly-owned Subsidiary shall be included on a pro forma, historical basis, as if such Person had been wholly-owned as of the first date of such period, and (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries shall be included on a pro forma, historical basis (after giving effect to any adjustments to the net income (or loss) of such newly acquired Person; provided that (x) such adjustments have been identified in writing by the Borrower at the time of such acquisition, (y) such adjustments have been approved by the Administrative Agent prior to the closing of such acquisition, and (z) with respect to any acquisition, the amount of the adjustments relating to such acquisition do not exceed an amount equal to twenty-five percent (25%) of the net income (or loss) of such newly acquired Person) as if such Person had been a Subsidiary for the entire period.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted Funded Indebtedness as of such date minus Unrestricted Cash as of such date to (b) the sum of (i) Consolidated EBITDAR for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or Section 6.01(b), plus (ii) Consolidated New Unit Pre-Opening Costs deducted from Consolidated Net Income for such period.

“Consolidated New Unit Pre-Opening Costs” means “start-up costs” (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new Restaurants or projects intended to become new Restaurants, such costs including, without limitation, staff-training, recruiting and travel costs for employees engaged in such start-up activities.

“Consolidated Rental Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the operating lease expense of the Borrower and its Subsidiaries determined in accordance with GAAP for leases with an initial term greater than one year, as disclosed in the notes to the consolidated financial statements of the Borrower and its Subsidiaries.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders’ Equity of the Borrower and its Subsidiaries on that date minus the Intangible Assets of the Borrower and its Subsidiaries on that date; provided that intercompany Indebtedness to Affiliates shall be excluded from the calculation of “Consolidated Tangible Net Worth.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Co-Syndication Agents” means PNC Bank, National Association and Wells Fargo Bank, National Association.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Alternate Base Rate plus (b) the Applicable Rate, if any, applicable to ABR Loans plus (c) two percent (2%) per annum; provided, however, that (i) with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum and (ii) with respect to Letters of Credit, the Default Rate shall be the Letter of Credit Fee otherwise applicable to such Letter of Credit plus two percent (2%), in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Committed Loans or 2020 Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Committed Loan, a 2020 Loan or otherwise extending credit under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Committed Loans, 2020 Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Departing Lender” means each lender under the Existing Credit Agreement that does not have a Commitment hereunder and is identified on Schedule 2.01C hereto.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Documentation Agent” means U.S. Bank National Association.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval referred to in the foregoing clauses (i) and (ii) not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries; provided further that any consent of the Borrower required pursuant to the foregoing clause (ii) shall be deemed to have been given unless the Borrower shall object to any such assignment by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Incentive Plan” means the Borrower’s 2004 Equity Incentive Plan, adopted as of May 7, 2004, as amended, restated, supplemented or otherwise modified from time to time, and the Borrower’s 2013 Omnibus Incentive Plan, adopted as of May 16, 2013, as amended, restated, supplemented or otherwise modified from time to time.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Rate” means, with respect to any Eurodollar Rate Loan and for any applicable Interest Period, the LIBOR Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the Eurodollar Rate shall be the Interpolated Rate. It is understood and agreed that all of the terms and conditions of this definition of “Eurodollar Rate” shall be subject to Section 3.03. Notwithstanding the above, to the extent that “Eurodollar Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“Eurodollar Rate Loan” means a Committed Loan or a 2020 Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning set forth in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by any Loan Party under Section 10.13), any withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 3.01(a), (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed by FATCA.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of August 12, 2011, among the Borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified prior to the Closing Date.

“Existing Letters of Credit” has the meaning set forth in Section 2.03(a)(i).

“Extended Letter of Credit” has the meaning set forth in Section 2.03(a)(ii).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate. For the avoidance of doubt, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means (x) the letter agreement, dated as of July 27, 2017, between the Borrower and the Administrative Agent, as it may be amended, restated, supplemented or otherwise modified from time to time; and (y) the letter agreement, dated April 29, 2020, between the Borrower and the Administrative Agent, as it may be amended, restated, supplemented or otherwise modified from time to time;

“Fiscal Quarter” means each of the four periods of thirteen (13) consecutive weeks which make up the Fiscal Year.

“Fiscal Year” means the Borrower’s Fiscal Year, which is the period of fifty-two (52) or fifty-three (53) consecutive weeks ending on the last Tuesday of the calendar year.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary substantially all of the assets of which consist of Equity Interests or Equity Interests and Indebtedness of one or more Foreign Subsidiaries.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, subject to Section 6.15, all Subsidiaries party to the Guaranty in such capacity, and all existing and future direct and indirect wholly-owned Domestic Subsidiaries (other than Foreign Subsidiary Holding Companies) of the Borrower that are Material Subsidiaries, other than IP Holdcos. As of the Amendment No. 1 Effective Date, the Guarantors under the Loans Documents are the following: (i) Texas Roadhouse Holdings LLC, a Kentucky limited liability company, (ii) Strategic Restaurant Concepts, LLC, a Kentucky limited liability company, (iii) Armadillo, Inc., a Virginia corporation, (iv) Texas Roadhouse Development Corporation, a Kentucky corporation, and (v) Roadhouse Enterprises, Inc., a Texas corporation.

“Guaranty” means the collective reference to each guaranty agreement executed, from time to time, by each of the applicable Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means Texas Roadhouse Holdings LLC, a Kentucky limited liability company.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “Eurodollar Rate”.

“Increase Effective Date” has the meaning set forth in Section 2.14(d).

“Incremental Term Loan” has the meaning set forth in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)       all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)       all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)       net obligations of such Person under any Swap Contract;

(d)       all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)       indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)       capital leases; and

(g)       all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes that are imposed on or with respect to any payment made by any Loan Party hereunder or under any Loan Document, other than Excluded Taxes and Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.04(b).

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Payment Date” means, (a) as to any Loan other than an ABR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date therefor; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any ABR Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date therefor.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or 2020 Loan Notice, as applicable; provided that:

(i)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)       any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)       no Interest Period shall extend beyond the Maturity Date for such Eurodollar Rate Loan.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment; provided, however, that the amount of such Investment shall be reduced by all cash dividends, distributions or other payments in respect thereof received by such Person.

“IP Holdco” means, individually or collectively as the context may require, Texas Roadhouse Delaware, LLC, a Delaware limited liability company, an indirect Subsidiary of the Borrower that owns trademarks, copyrights and patents, and TXRH International IP, LLC, a Texas limited liability company.

“IP Rights” has the meaning set forth in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

“Joint Venture Subsidiary” means any direct or indirect non wholly-owned Subsidiary of the Borrower.

“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage based on Commitments other than 2020 Loan Commitments.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means each of (i) JPMorgan Chase Bank, N.A., (ii) PNC Bank, National Association, (iii) Wells Fargo Bank, National Association and (iv) any other Lender that agrees to be an L/C Issuer hereunder, each in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit as provided in Section 2.03(l). Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “L/C Issuer” shall be deemed to mean a reference to the relevant L/C Issuer or L/C Issuers.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning set forth in the introductory paragraph hereto and, as the context requires, includes the L/C Issuers and the Swing Line Lender. For the avoidance of doubt, except as otherwise expressly set forth herein, the term “Lender” excludes any Departing Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an L/C Issuer has entered into an Assignment and Assumption, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent; each L/C Issuer’s Letter of Credit Commitment may be decreased or increased from time to time with the written consent of the Borrower, the Administrative Agent and the L/C Issuers (provided that any increase in the Letter of Credit Commitment with respect to any L/C Issuer, or any decrease in the Letter of Credit Commitment to an amount not less than any L/C Issuer’s Letter of Credit Commitment as of the Closing Date, shall only require the consent of the Borrower and such L/C Issuer, and the Borrower and such L/C Issuer shall inform the Administrative Agent of any such increase or decrease).

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) or, with respect to any Extended Letter of Credit, the date set forth in such Extended Letter of Credit, which shall in no event be later than one (1) year after the Maturity Date.

“Letter of Credit Fee” has the meaning set forth in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the Aggregate Commitments (excluding the 2020 Loan Commitments). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments (excluding the 2020 Loan Commitments).

“LIBOR Screen Rate” means, for any day and time, with respect to any Eurodollar Rate Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBOR Screen Rate shall be less than (x) 1.00% for purposes of making determinations in respect of the 2020 Loans, such rate shall be deemed to be 1.00% for purposes of this Agreement; and (y) 0.00% for purposes of making determinations hereunder other than in respect of 2020 Loans, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“License Agreements” means (i) the License Agreement, dated as of April 1, 1997 between Holdings and Texas Roadhouse Delaware, LLC, as amended by that certain First Amendment to License Agreement dated as of June 30, 2015 (as further amended, restated, supplemented or otherwise modified), (ii) the License Agreement, dated as of October 24, 2008 (as amended, restated, supplemented or otherwise modified) between Strategic Restaurant Concepts, LLC and Texas Roadhouse Delaware, LLC, (iii) the License Agreement dated as of November 16, 2012 between Texas Roadhouse Delaware, LLC and Texas Roadhouse Development Corporation, as amended by that certain First Amendment to License Agreement dated as of June 30, 2015 (as further amended, restated, supplemented or otherwise modified), (iv) the Sublicense Agreement dated as of November 16, 2012 (as amended, restated, supplemented or otherwise modified) between Texas Roadhouse Development Corporation and TRCD International, LLC, (v) the License Agreement dated as of September 11, 2014 between TXRH International IP, LLC and Texas Roadhouse Delaware, LLC, as amended by that certain First Amendment to License Agreement dated as of June 30, 2015 (as further amended, restated, supplemented or otherwise modified), (vi) the License Agreement dated as of June 30, 2015 (as amended, restated, supplemented or otherwise modified) between TXRH International IP, LLC and TRDC International, LLC, (vii) the License Agreement dated as of June 30, 2015 (effective retroactively as of June 6, 2008, as amended, restated, supplemented or otherwise modified) between Texas Roadhouse Delaware, LLC and Strategic Restaurant Concepts, LLC, (viii) the License Agreement dated as of November 8, 2016 (as amended, restated, supplemented or otherwise modified) between Texas Roadhouse Delaware, LLC and TRDC International, LLC, each with respect to the IP Rights, and (ix) the License Agreement dated as of October 9, 2017 (as amended, restated, supplemented or otherwise modified) between Texas Roadhouse Delaware, LLC and Armadillo, Inc.

“Lien” means any deed of trust, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan, 2020 Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letters, the Guaranty, and all other agreements, instruments, documents and certificates entered into by and between or among any Loan Party, the Administrative Agent and/or the Lenders and identified therein as a “Loan Document” hereunder.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent), or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document, in each case to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; provided, however, that while the 2020 Loan Commitments remain outstanding, those changes to the Borrower’s and its Subsidiaries’ operating model (such as focusing on “to-go” sales) (i) that were disclosed to the Administrative Agent and the Lenders prior to the Amendment No. 1 Effective Date and (ii) that have resulted from the COVID-19 pandemic, shall not constitute material adverse changes, materials impairments or material adverse effects for purposes hereof.

“Material Subsidiary” means each Subsidiary which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 6.01(a) or (b), contributed greater than two and one-half percent (2.5%) of Consolidated Tangible Net Worth as of such date; provided that, if at any time the aggregate amount of Consolidated Tangible Net Worth attributable to all Subsidiaries that are not Material Subsidiaries exceeds five (5%) of Consolidated Tangible Net Worth for any such period, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

“Maturity Date” means (x) May 10, 2021 in respect of the 2020 Loans, 2020 Loan Commitments and related Obligations; and (y) otherwise, August 5, 2022.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Consenting Lender” has the meaning set forth in Section 10.01.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the forms of Exhibit C-1 (Committed Loan Note), Exhibit C-2 (2020 Loan Note), and Exhibit C-3 (Swing Line Note).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all existing or future payments and other obligations owing by the Borrower under (i) any Swap Contract (which such Swap Contract is permitted hereunder) or any (ii) cash management or similar treasury or custodial arrangements, in each case with respect to the foregoing clauses (i) and (ii) such transaction entered into with any Person that is a Lender or an Affiliate thereof at the time such transaction is entered into; provided that the definition of “Obligations” shall not create any guarantee by any Loan Party of any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“OFAC” has the meaning set forth in the definition of “Sanctioned Person”.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).

“Outstanding Amount” means (i) with respect to 2020 Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of 2020 Loans occurring on such date; (ii) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; (iii) with respect to all Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of all Loans occurring on such date; and (iv) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent” means with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Participant” has the meaning set forth in Section 10.06(d).

“Participant Register” has the meaning set forth in Section 10.06(e).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” has the meaning set forth in Section 7.02(g).

“Permitted Equityholders” means the collective reference to W. Kent Taylor and any Persons which are formed for estate planning or charitable purposes and which are beneficially owned or controlled by his heirs or immediate family members and any other Persons in which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by W. Kent Taylor.

“Permitted Liens” means the Liens permitted pursuant to Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, by any ERISA Affiliate.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) the L/C Issuer, as applicable.

“Register” has the meaning set forth in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Borrowing, conversion or continuation of 2020 Loans, a 2020 Loan Notice, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than fifty percent (50%) of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than fifty percent (50%) of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that, for purposes of declaring the Loans to be due and payable pursuant to Article 8, and for all purposes after the Loans become due and payable pursuant to Article 8 or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swing Line Exposure shall not be applicable for purposes of determining its portion of the Total Outstandings to the extent such Lender shall have been required to fund its participation in the outstanding Swing Line Loans and has not yet done so.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, chairman, president, chief financial officer, chief marketing officer, secretary or general counsel of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restaurant” means any restaurant at a particular location that is owned by the Borrower or any Subsidiaries thereof.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Amendment No. 1 Effective Date, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned or Controlled by any such Person or Persons described in the foregoing clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Solvent” means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Statutory Reserve Requirement” means any reserve requirement (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserves shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender shall be the sum of (a) its Applicable Percentage of the total Swing Line Exposure at such time other than with respect to any Swing Line Loans made by such Lender in its capacity as a Swing Line Lender and (b) the aggregate principal amount of all Swing Line Loans made by such Lender as a Swing Line Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swing Line Loans).

“Swing Line Lender” means JPMorgan Chase Bank, N.A. in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning set forth in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Participation Event” has the meaning set forth in Section 2.04(c)(v).

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments (excluding the 2020 Loan). The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments (excluding the 2020 Loan Commitments).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $10,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Committed Loan or a 2020 Loan, its character as a ABR Loan or a Eurodollar Rate Loan.

“UCC” means, subject to Section 1.04, the Uniform Commercial Code in effect in the State of New York, as amended or modified from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Quarterly Financial Statements” means the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended March 28, 2017.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Cash” means, as of any date of determination, that portion of the Borrower’s and its consolidated Subsidiaries’ aggregate cash and Cash Equivalents in excess of $15,000,000 that is on deposit with one or more financial institutions in the United States of America and that is not encumbered by or subject to any Lien (including, without limitation, any Lien permitted hereunder), setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02       Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03       Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)          Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing or anything to the contrary set forth herein, if any change in GAAP occurs after the date hereof that results in operating leases being treated as capital leases, such change shall not be given effect hereunder.

1.04       UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.05       Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06       Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07       Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.08       Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01       Committed Loans; 2020 Loans.

(a)          Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment in respect of Committed Loans; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings (excluding 2020 Loans) shall not exceed the Aggregate Commitments (excluding 2020 Loan Commitments), and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment (excluding its 2020 Loan Commitment, if any). Within the limits of each Lender’s Commitment (excluding its 2020 Loan Commitment, if any), and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Committed Loans may be ABR Loans or Eurodollar Rate Loans, as further provided herein.

(b)          Subject to the terms and conditions set forth herein, each 2020 Lender severally agrees to make loans (each such loan, a “2020 Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s 2020 Loan Commitment; provided, however, that after giving effect to any 2020 Borrowing, (i) the Total Outstandings corresponding with 2020 Loans shall not exceed the aggregate of the 2020 Loan Commitments, and (ii) the aggregate Outstanding Amount of the 2020 Loans of any Lender with a 2020 Loan Commitment shall not exceed such Lender’s 2020 Loan Commitment. Within the limits of each Lender’s 2020 Loan Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). 2020 Loans may be ABR Loans or Eurodollar Rate Loans, as further provided herein.

2.02       Borrowings, Conversions and Continuations of Committed Loans and 2020 Loans.

(a)          Each Committed Borrowing and 2020 Borrowing, each conversion of Committed Loans and 2020 Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to ABR Committed Loans or ABR 2020 Loans, as applicable, and (ii) on the requested date of any Borrowing of ABR Committed Loans or ABR 2020 Loans, as applicable. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice or 2020 Loan Notice, as applicable, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to ABR Committed Loans or ABR 2020 Loans, as applicable, shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice or 2020 Loan Notice, as applicable (whether telephonic or written), shall specify (i) whether the Borrower is requesting a Committed Borrowing or a 2020 Borrowing, a conversion of Committed Loans from one Type to the other or 2020 Loans from one Type to another, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Committed Borrowing or 2020 Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans or 2020 Loans, as applicable, to be borrowed, converted or continued, (iv) the Type of Committed Loans or 2020 Loans, as applicable, to be borrowed or to which existing Committed Loans or 2020 Loans, as applicable, are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or 2020 Loan in a 2020 Loan Notice, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans or 2020 Loans, as the case may be, shall be made as, or converted to, ABR Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice or 2020 Loan Notice, as applicable, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b)          Following receipt of a Committed Loan Notice or a 2020 Loan Notice, as the case may be, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans or 2020 Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in the preceding subsection. In the case of a Committed Borrowing or 2020 Borrowing, as applicable, each Lender shall make the amount of its Committed Loan or 2020 Loan, as the case may be, available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice or 2020 Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of JPMCB with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Borrowing is given by the Borrower, there are L/C Borrowings or Swing Line Loans outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, second, shall be applied to the payment in full of any outstanding Swing Line Loans, and third, shall be made available to the Borrower as provided above.

(c)          Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)          The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Alternate Base Rate promptly following the public announcement of such change.

(e)          After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Committed Loans. After giving effect to all 2020 Borrowings, all conversions of 2020 Loans from one Type to the other, and all continuations of 2020 Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to 2020 Loans.

2.03       Letters of Credit.

(a)          The Letter of Credit Commitment.

(i)             Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit upon request from the Borrower as an applicant thereof or for the support of its or its Subsidiaries’ obligations, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) (i) the aggregate undrawn amount of all outstanding Letters of Credit issued by the L/C Issuer at such time plus (ii) the aggregate amount of all L/C Borrowings made by the L/C Issuer that have not yet been reimbursed by or on behalf of the Borrower or converted to Committed Loans at such time shall not exceed its Letter of Credit Commitment, (x) the Total Outstandings (excluding 2020 Loans) shall not exceed the Aggregate Commitments (excluding 2020 Loan Commitments), (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment (excluding its 2020 Loan Commitment, if any), and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in this Section 2.03(a)(i), the Borrower will be fully responsible for the reimbursement of L/C Borrowings in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.03(i) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding the foregoing, the letters of credit identified on Schedule 2.03 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Closing Date for all purposes of the Loan Documents. For the avoidance of doubt, no Letters of Credit shall be available under the 2020 Loan Commitments.

(ii)             The L/C Issuer shall not issue any Letter of Credit, if subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur after the earlier of (A) twelve (12) months after the date of issuance or last extension and (B) the Letter of Credit Expiration Date, unless the Required Lenders and the applicable L/C Issuer have approved such expiry date; provided that, upon the Borrower’s request, any Letter of Credit which is issued in the final year prior to the Maturity Date for Committed Loans and Letters of Credit may have an expiry date which is not later than one (1) year after such Maturity Date if Cash Collateralized in compliance with Section 2.03(g) below (each such Letter of Credit, an “Extended Letter of Credit”).

(iii)             The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)             any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)             the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(C)             except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $50,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit;

(D)             such Letter of Credit is to be denominated in a currency other than Dollars;

(E)             such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(F)             a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender; or

(G)             the proceeds of such Letter of Credit would be made available to any Person (1) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (2) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(iv)             The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)             The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)             The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)          Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)             Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)             Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage (excluding 2020 Loans and 2020 Loan Commitments) times the amount of such Letter of Credit.

(iii)             If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)             Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)          Drawings and Reimbursements; Funding of Participations.

(i)             Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of ABR Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments (excluding 2020 Loan Commitments) and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)             Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage (excluding 2020 Loans and 2020 Loan Commitments) of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made an ABR Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)             With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of ABR Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)             Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)             Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)             If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)          Repayment of Participations.

(i)             At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding, and excluding 2020 Loans and 2020 Loan Commitments) in the same funds as those received by the Administrative Agent.

(ii)             If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof (excluding 2020 Loans and 2020 Loan Commitments for purposes hereof) on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)          Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)             any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)             the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)             any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)             any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)             any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a final nonappealable judgment by a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence (as determined by a final nonappealable judgment by a court of competent jurisdiction) or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)          Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that remains outstanding, (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, or (iii) Cash Collateral is required pursuant to Section 2.03(a)(ii) in connection with the issuance of any Extended Letter of Credit, the Borrower shall, in the case of the foregoing clause (i), on the Business Day that the Borrower receives notice from the L/C Issuer or the Administrative Agent, if such notice is received prior to 1:00 p.m. (and on the next Business Day if such notice is received after such time), in the case of the foregoing clause (ii), immediately, and in the case of clause (iii), five (5) Business Days prior to the Maturity Date applicable for Letters of Credit, Cash Collateralize (x) the then Outstanding Amount of all L/C Obligations (in the case of the foregoing clauses (i) and (ii)) or (y) an amount in cash equal to the L/C Obligations in respect of each such Extended Letter of Credit (in the case of the foregoing clause (iii)). Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at JPMCB. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(h)          Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i)             Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to one percent (1%) per annum times the daily amount available to be drawn under such Letter of Credit and (ii) for each standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while a Default or an Event of Default under Section 8.01(a) or Section 8.01(f) exists, or at the election of the Required Lenders after any other Default or an Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)             Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at a rate to be agreed between the Borrower and the L/C Issuer, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at a rate of 0.125% per annum, computed on the face amount of such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)           Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)             Replacement and Resignation of L/C Issuer.

(i)                The L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(i). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the replaced L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii)               The L/C Issuer may resign as an L/C Issuer at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such L/C Issuer shall be replaced in accordance with Section 2.03(l)(i) above; provided, however, in the event that there is only one (1) L/C Issuer at any time during the term of this Agreement and such L/C Issuer desires to resign as an L/C Issuer, then resignation of such L/C Issuer shall not be effective until such time as a successor L/C Issuer has been appointed and accepted.

(m)           L/C Issuer Agreements. Unless otherwise requested by the Administrative Agent, each L/C Issuer shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such L/C Issuer shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such L/C Issuer makes any payment under any Letter of Credit, the date of such payment under such Letter of Credit and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

2.04        Swing Line Loans.

(a)           The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may in its sole discretion, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period for Swing Line Loans in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment (excluding its 2020 Loan Commitment, if any); provided, further, that after giving effect to any Swing Line Loan, (i) the Total Outstandings (excluding the 2020 Loans) shall not exceed the Aggregate Commitments (excluding the 2020 Loans and 2020 Loan Commitments), and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment (excluding its 2020 Loan Commitment, if any), and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be an ABR Loan. Immediately upon the making of a Swing Line Loan, each Lender, based on its Commitment (excluding its 2020 Loan Commitment) shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage (excluding its 2020 Loans and 2020 Loan Commitments) times the amount of such Swing Line Loan. No Swing Line Loans shall be available under the 2020 Loan Commitments.

(b)           Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone (confirmed in writing). Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)            Refinancing of Swing Line Loans.

(i)               The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make an ABR Committed Loan in an amount equal to such Lender’s Applicable Percentage (excluding 2020 Loans and 2020 Loan Commitments) of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage (excluding 2020 Loans and 2020 Loan Commitments) of the amount specified in such Committed Loan Notice available to the Administrative Agent by wire transfer in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made an ABR Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. The Administrative Agent shall notify the Borrower in writing of any refinancing of or participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender.

(ii)               If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for ABR Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)             If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)             Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(v)               Notwithstanding the foregoing clauses (i) and (ii), upon the occurrence of (i) the Maturity Date in respect of Swing Line Loans, (ii) any Event of Default described in Sections 8.01(f) or (g), (iii) the date on which the Loans (other than 2020 Loans) are accelerated; or (iv) the date on which the Commitments (excluding 2020 Loan Commitments) shall be terminated (each, a “Swing Line Participation Event”), each Lender shall be deemed to absolutely and unconditionally acquire participations in all of the Swing Line Loans outstanding at such time in each case without notice or any further action from the Swing Line Lender, Lender or the Administrative Agent. Each Lender hereby absolutely and unconditionally agrees, promptly upon the occurrence of such Swing Line Participation Event (and in any event, if such Swing Line Participation Event occurs (x) by 11:00 a.m. on a Business Day, no later than 1:00 p.m. on such Business Day, or (y) after 11:00 a.m. on a Business Day, no later than 11:00 a.m. on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swing Line Lender, such Lender’s Applicable Percentage (excluding 2020 Loans and 2020 Loan Commitments) of all such Swing Line Loans.

(d)           Repayment of Participations.

(i)                At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage (excluding 2020 Loans and 2020 Loan Commitments) of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)               If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage (excluding 2020 Loans and 2020 Loan Commitments) thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its ABR Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage (excluding 2020 Loan Commitments and 2020 Loans) of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g)           Replacement of Swing Line Lender. The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swing Line Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swing Line Lender pursuant to Section 2.08(a). From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require. After the replacement of the Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Swing Line Loans.

(h)            Resignation of Swing Line Lender. Subject to the appointment and acceptance of a successor Swing Line Lender, the Swing Line Lender may resign as Swing Line Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Swing Line Lender shall be replaced in accordance with Section 2.04(g) above.

2.05        Prepayments.

(a)           Voluntary Prepayments of Committed Loans and 2020 Loans. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans or 2020 Loans, as applicable, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of ABR Committed Loans or ABR 2020 Loans, as applicable; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of ABR Committed Loans or ABR 2020 Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans or 2020 Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Committed Loans or 2020 Loans, as applicable. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans or 2020 Loans, as the case may be, of the Lenders in accordance with their respective Applicable Percentages.

(b)           Voluntary Prepayments of Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)            Mandatory Prepayments of 2020 Loans and Committed Loans. If for any reason the Total Outstandings corresponding with 2020 Loans at any time exceed the aggregate of the 2020 Loan Commitments then in effect, the Borrower shall immediately prepay 2020 Loans in an aggregate amount equal to such excess. If for any reason the Total Outstandings (excluding 2020 Loans) at any time exceed the Aggregate Commitments (excluding 2020 Loan Commitments) then in effect, the Borrower shall immediately prepay Loans (other than 2020 Loans) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans (other than 2020 Loans) the Total Outstandings (excluding 2020 Loans) exceed the Aggregate Commitments (excluding 2020 Loan Commitments) then in effect. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans or 2020 Loans, as applicable, of the Lenders in accordance with their respective Applicable Percentages. Amounts prepaid pursuant to this Section 2.05(c) shall not reduce the Aggregate Commitments and may be reborrowed.

2.06        Termination or Reduction of Commitments.

The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall indicate whether such partial reductions apply to Commitments in respect of Committed Loans or 2020 Loans; (iv) the Borrower shall not terminate or reduce the Aggregate Commitments (excluding 2020 Loan Commitments) if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings (excluding 2020 Loans) would exceed the Aggregate Commitments (excluding 2020 Loan Commitments); (v) the Borrower shall not terminate or reduce the 2020 Loan Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings in respect of 2020 Loans would exceed the aggregate of the 2020 Loan Commitments; and (vi) if, after giving effect to any reduction of the Aggregate Commitments (excluding 2020 Loan Commitments), the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments (excluding 2020 Loan Commitments), such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage (giving effect to whether such reduction applies to 2020 Loan Commitments or Commitments in respect of Committed Loans). All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07        Repayment of Loans.

(a)           The Borrower shall repay to the Lenders with 2020 Loan Commitments and 2020 Loans on the Maturity Date therefor the aggregate principal amount of 2020 Loans outstanding on such date. The Borrower shall repay to the Lenders with Commitments other than 2020 Loan Commitments on the Maturity Date therefor the aggregate principal amount of Committed Loans outstanding on such date.

(b)           The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date for Swing Line Loans.

2.08         Interest.

(a)           Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each ABR Committed Loan and each ABR 2020 Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternate Base Rate or such other rate per annum as may be mutually agreed upon by the Swing Line Lender and the Borrower.

(b)           (i) If a Default or an Event of Default under Section 8.01(a) or Section 8.01(f) occurs (without regard to any applicable grace periods), or at the election of the Required Lenders after any other Default or an Event of Default occurs, interest on all Loans and all outstanding Obligations shall accrue at the Default Rate to the fullest extent permitted by applicable Laws.

(ii)              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand; provided, that until such amounts are paid in full, they shall accrue interest at the Default Rate applicable to ABR Loans to the fullest extent permitted by applicable Laws.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09        Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)           Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender with a 2020 Loan Commitment in accordance with its Applicable Percentage (based on its 2020 Loan Commitment and 2020 Loans), a commitment fee (the “2020 Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the aggregate of the 2020 Loan Commitments exceed the Outstanding Amount of 2020 Loans. The Borrower shall pay to the Administrative Agent for the account of each Lender with a Commitment in respect of Committed Loans in accordance with its Applicable Percentage (based on such Commitment and Committed Loans), a commitment fee (the “Original Commitment Fee”; together with the 2020 Commitment Fee, the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments (excluding 2020 Loan Commitments) exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The 2020 Commitment Fee and Original Commitment Fee shall accrue at all times during the Availability Period applicable thereto, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date or the Amendment No. 1 Effective Date, as applicable, and on the Maturity Date therefor. The applicable Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate therefor during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)           Other Fees. (i)       The Borrower shall pay to the Co-Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)               The Borrower shall pay to the Lenders such other fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10        Computation of Interest and Fees. All computations of interest for ABR Loans when the Alternate Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11        Evidence of Debt.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12        Payments Generally; Administrative Agent’s Clawback.

(a)           General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)       Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans or 2020 Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing or 2020 Borrowing, as applicable, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing or 2020 Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing or 2020 Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan or 2020 Loan included in such Committed Borrowing or 2020 Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)               Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans or 2020 Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan or 2020 Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or 2020 Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties. Amounts shall be ratably shared between Obligations in respect of 2020 Loans, Committed Loans, Letters of Credit, and Swing Line Loans (as and if applicable) unless otherwise indicated.

2.13        Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans or 2020 Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or 2020 Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans or 2020 Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and 2020 Loans and other amounts owing them, provided that:

(i)                if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)              the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or 2020 Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14        Increase in Aggregate Commitments; Issuance of Incremental Term Loans.

(a)            Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent, the Borrower may from time to time, request an increase in the Aggregate Commitments, with such increase taking the form of an increase in the availability of Committed Loans or the entry into one or more tranches of term loans (each an “Incremental Term Loan”). The aggregate amount for all such requests shall not exceed $200,000,000, as such amount shall be reduced by the aggregate principal amount of the 2020 Loan Commitments as of the Amendment No. 1 Effective Date; provided that any such request for an increase shall be in a minimum amount of $25,000,000.

(b)           Lender Elections to Increase; Additional Lenders. The Borrower and Administrative Agent may arrange for any such increase to be provided by one or more Lenders, or by invitation to one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Augmenting Lender may be a natural person, a Defaulting Lender, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) to become Lenders hereunder, subject to the approval of the Administrative Agent, the L/C Issuers and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed), pursuant to a joinder agreement and other related documentation in form and substance satisfactory to the Administrative Agent and its counsel. No Lender shall be required to participate in any such increase.

(c)            Effective Date and Allocations. If the Aggregate Commitments and Obligations are increased in accordance with this Section (including as a result of the issuance of Incremental Term Loans), the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(d)           Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists and (C) the Borrower is in pro forma compliance with Section 7.14(b). As a further condition precedent to such increase, the Administrative Agent may request opinions of counsel, other certificates and documentation it may reasonably require with respect to such increase. Upon the Increase Effective Date, (x) the Aggregate Commitment will be deemed to have increased by the amount of such Commitment increase pursuant to this Section 2.14 if such increase involved additional Committed Loan availability, and the Obligations shall increase by the principal amount of the Incremental Term Loans issued pursuant hereto, if such increase involved Incremental Term Loans, (y) entries in the Register will be revised to reflect the revised Commitments, Incremental Term Loans and/or Applicable Percentages of each of the Lenders (including each new Lender) and (z) in connection with an increase of Committed Loan availability, the outstanding Loans will be reallocated on the effective date of such increase among the Lenders with Commitments in accordance with their revised Applicable Percentages and the Lenders (including each new Lender) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 3.05 in connection with such reallocation as if such reallocation were a repayment; provided, that the Administrative Agent agrees to cooperate with the Borrower with respect to the timing of such reallocation so as to minimize any incurrence by the Borrower of costs required pursuant to Section 3.05. In connection with any increase of the Commitments or Incremental Term Loans pursuant to this Section 2.14, (1) the Administrative Agent may reasonably request from the Borrower and any Augmenting Lender, as well as the Required Lenders, any such other documentation as is reasonably required to give effect to the provisions hereof and the increase of Commitments hereunder or issuance of Incremental Term Loans and (2) any Augmenting Lender becoming a party hereto shall (a) execute such documents and agreements as the Administrative Agent may reasonably request and (b) in the case of any Augmenting Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act. Holders of Incremental Term Loans shall constitute Lenders hereunder, and the Incremental Term Loans shall be treated the same as Committed Loans with respect to payment priority, maturity, representations, warranties, covenants, events of default and other similar provisions set forth herein; provided, that the Maturity Date for the 2020 Loans may occur earlier than the Maturity Date for the Committed Loans and Incremental Term Loans.

(e)           Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.15        Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such lender is a Defaulting Lender:

(a)            fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.09(a);

(b)           the Commitment, L/C Obligations and Swing Line Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Defaulting Lender as set forth in Section 10.01;

(c)            if any Swing Line Exposure or L/C Obligations exist at the time a Lender becomes a Defaulting Lender then:

(i)                 all or any part of the Swing Line Exposure and L/C Obligations of such Defaulting Lender (other than the portion of such Swing Line Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lenders’ Outstanding Amounts in respect of Committed Loans, Swing Line Loans and L/C Obligations plus such Defaulting Lender’s Swing Line Exposure and L/C Obligations do not exceed the total of all non-Defaulting Lenders’ Commitments; and

(ii)               if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize, for the benefit of the L/C Issuers, the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(g) for so long as such L/C Obligations are outstanding;

(iii)              if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(i) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized;

(iv)             if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.03(i) and Section 2.09(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentage; and

(v)               if all or any portion of such Defaulting Lender’s L/C Obligations are neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any L/C Issuer or any Lender hereunder, all letter of credit fees payable under Section 2.03(i) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the L/C Issuer until and to the extent that such L/C Obligations are reallocated and/or cash collateralized;

(d)           so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the L/C Issuers not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding L/C Obligations will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.03(g), and participating interests in any such newly made Swing Line Loan or newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.15(c)(i) (and such Defaulting Lender shall not participate therein);

(e)            if (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swing Line Lender or the L/C Issuer has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Lender shall not be required to fund any Swing Line Loan and no L/C Issuer shall be required to issue, amend or increase any Letter of Credit, unless the Swing Line Lender or the L/C Issuer, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swing Line Lender or such L/C Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder; and

(f)            in the event that the Administrative Agent, the Borrower, the L/C Issuers and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE 3
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if an applicable Withholding Agent shall be required by applicable law (as determined in the good faith discretion of an applicable Withholding Agent) to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Withholding Agent shall make such deductions or withholdings and (iii) the Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)            Indemnification by the Borrower. The Borrower shall indemnify each Recipient within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Recipient and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d)           Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)            Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding tax, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements and to allow the Borrower and the Administrative Agent to comply with any information reporting requirements to which they are subject. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(h) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States,

(A)          any Lender that is a U.S. person within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)               duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)              in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, or

(iv)             any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)            Treatment of Certain Refunds. If any Recipient determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses relating to such refund of the applicable Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)           Indemnification by the Lenders. Each Lender and the L/C Issuer shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender or the L/C Issuer that are paid or payable by the Administrative Agent in connection with any Loan Documents and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 3.01(g) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender or the L/C Issuer a certificate stating the amount so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(h)           FATCA. If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i)             For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.02        Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert ABR Committed Loans or ABR 2020 Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03        Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Rate Loan:

(a)           the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining or continuing or converting their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent (upon the instruction of the Required Lenders) notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Committed Loan Notice or 2020 Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Loan shall be ineffective and any such proposed Eurodollar Rate Loan shall be repaid on the last day of the then current Interest Period applicable thereto and (ii) if any Committed Loan Notice or 2020 Loan Notice requests a Eurodollar Rate Loan, such Borrowing shall be made as a Committed Borrowing or 2020 Borrowing, as applicable, of an ABR Loan.

3.04        Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (including any Statutory Reserve Requirement) or the L/C Issuer;

(ii)              subject the Administrative Agent, any Lender or the L/C Issuer to any Tax on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)             impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Person of making or maintaining or continuing or converting any Loan (or of maintaining its obligation to make, continue or convert any such Loan), or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or any other amount) then, upon request of such Person, the Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05        Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any Loan other than an ABR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an ABR Loan on the date or in the amount notified by the Borrower; or

(c)           any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06        Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or (iii) any Lender becomes a Defaulting Lender, the Borrower may replace such Lender in accordance with Section 10.13.

3.07        Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE 4
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:

(a)           Loan Documents, Certificates and Opinions. The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)                 executed counterparts of this Agreement, the Guaranty and any other applicable Loan Documents, sufficient in number for distribution to the Administrative Agent, each Lender (including each Departing Lender) and the Borrower;

(ii)               a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)              a certificate of Responsible Officers of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Loan Party and all amendments thereto, (B) the bylaws or other governing document of such Loan Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors or other governing body of such Loan Party authorizing the borrowings contemplated hereunder and the execution, delivery and performance of the Loan Documents to which it is a party, and (D) certificates as of a recent date of the good standing of such Loan Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Loan Party is qualified to do business;

(iv)              a favorable opinion of Mayer Brown LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent;

(v)               a certificate signed by a Responsible Officer of the Borrower certifying that either (A) attached are copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vi)              a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that since December 27, 2016, there has been no event or circumstance that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(vii)             [Reserved]; and

(viii)            such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.

(b)           [Reserved].

(c)            Payment of Fees. Any fees required to be paid on or before the Closing Date shall have been paid.

(d)           Attorneys Fees. Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced two Business Days prior to the Closing Date, plus such additional amounts of such reasonable fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(e)             Financial Condition Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, signed by a Responsible Officer, certifying that (A) the Borrower and its Subsidiaries taken as a whole are Solvent, (B) the Borrower’s payables are current and not past due as determined in accordance with the Borrower’s past practices, (C) attached thereto are calculations evidencing compliance on a pro forma basis with the covenants contained in Section 7.14, and (D) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries.

(f)             Financial Statements. The Administrative Agent and the Lenders shall have received (A) the audited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year December 27, 2016 and (B) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended March 28, 2017, all in form and substance satisfactory to the Administrative Agent and the Lenders and prepared in accordance with GAAP, and such other financial information as the Administrative Agent may reasonably request.

(g)            No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of the Loan Documents or the consummation of the transactions contemplated thereby, or which, in the Administrative Agent’s reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and the other Loan Documents.

(h)            Governmental and Third Party Approvals. The Loan Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected restrain, prevent or impose any material adverse conditions on any of the Loan Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(i)             Departing Lenders. Each Departing Lender shall have received payment in full of all of its outstanding “Obligations” owing under the Existing Credit Agreement (other than obligations to pay contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Existing Credit Agreement).

(j)              Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02          Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice or a 2020 Loan Notice requesting only a conversion of Committed Loans or 2020 Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)             The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects if any such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects if any such representation or warranty is qualified by “material” or “Material Adverse Effect”) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)             No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)             The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice or 2020 Loan Notice requesting only a conversion of Committed Loans or 2020 Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01          Existence, Qualification and Power. The Borrower and each of its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as now being conducted and hereafter proposed to be conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in subsection (a) (with respect to Subsidiaries only), (b)(i) or (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 5.01.

5.02          Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03          Governmental Authorization; Other Consents; Compliance with Laws. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document. Each of the Borrower and its Subsidiaries (a) has all Governmental Approvals required by any applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under applicable Law, except, in each case referred to in subsections (a), (b) and (c), to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.04          Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05          Financial Statements; No Material Adverse Effect; No Internal Control Event.

(a)             The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness.

(b)            The Unaudited Quarterly Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)             Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)             As of the Closing Date, the Amendment No. 1 Effective Date and after giving effect to each Credit Extension made hereunder, the Borrower and its Subsidiaries taken as a whole will be Solvent.

(e)             To the best knowledge of the Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries on a consolidated basis.

(f)             As of the Closing Date, the consolidated forecasted balance sheets, statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 4.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance.

5.06         Litigation. As of the Closing Date, except as specifically disclosed in Schedule 5.06, there are no actions, suits, investigations or proceedings pending, or overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07         No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation or a party to any Contractual Obligation in default, in each case, that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or an Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08          Ownership of Property; Liens.

Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property material to the ordinary conduct of its business, and legal title to all of its personal property and assets material to its business, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to Section 6.01, except (a) those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder and (b) for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 6.01.

5.09          Environmental Compliance.

(a)             Except as set forth on Schedule 5.09 (“Disclosed Environmental Matters”) or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the properties owned, leased or operated by the Borrower and its Subsidiaries do not contain, any Hazardous Materials in amounts or concentrations which (i) constitute a violation of applicable Environmental Laws or (ii) could give rise to liability under applicable Environmental Laws;

(b)             The Borrower, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof, except, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect;

(c)             Except for Disclosed Environmental Matters or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the Borrower or any Subsidiary thereof have actual knowledge that any such notice will be received or is being threatened;

(d)             Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

(e)             Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, no judicial proceedings or governmental or administrative action is pending, or overtly threatened in writing, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary or such properties or such operations; and

(f)              There has been no release, or to the best of the Borrower’s knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.10         Insurance. The properties of the Borrower and its Subsidiaries are insured (giving effect to reasonable and prudent self-insurance or otherwise with financially sound and reputable insurance companies not Affiliates of the Borrower or any Subsidiary), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11          Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

5.12          ERISA Compliance.

(a)             Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, (iii) the Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan, and (iv) no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(b)             There are no pending, or overtly threatened in writing, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)             Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vi) neither the Borrower nor any ERISA Affiliate has engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code.

5.13         Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and the Borrower and its Subsidiaries have no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 5.13. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 5.13. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except as described on Schedule 5.13.

5.14          Margin Regulations; Investment Company Act.

(a)             Neither the Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used in Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any of the Loans or Letters of Credit will be used for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X issued by the FRB.

(b)            Neither the Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15          Material Contracts. Schedule 5.15 sets forth a complete and accurate list of all material contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto, the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Other than as set forth in Schedule 5.15, each such material contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. Neither the Borrower nor any Material Subsidiary (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or in default under any such material contract in any material respect.

5.16          Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Material Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.17          Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.18          Intellectual Property; Licenses, Etc. Except as set forth on Schedule 5.18, the IP Holdcos own, or possess the non-exclusive right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of the respective businesses of the Borrower and its Subsidiaries, without conflict with the rights of any other Person. The Borrower and IP Holdcos have not received any notice of any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary that infringes upon any rights held by any other Person. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and none of the IP Holdcos, the Borrower nor any Subsidiary thereof is liable to any Person for infringement under applicable Law with respect to any such rights as a result of its business operations.

5.19          Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries and to the current actual knowledge of the Borrower, its officers, employees and directors, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the current actual knowledge of the Borrower, following reasonable inquiry, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Borrower will not knowingly violate or permit a violation of Anti-Corruption Laws or applicable Sanctions with any Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Credit Agreement.

5.20          Burdensome Provisions. Neither the Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or applicable Law.

5.21          Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

5.22          Affected Financial Institutions. No Loan Party is an Affected Financial Institution

5.23          Beneficial Ownership. As of the Amendment No. 1 Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 1 Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

ARTICLE 6
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation described in clause (a) of the definition thereof (except for contingent obligations for which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each of its Subsidiaries to:

6.01          Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)             as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, the related Consolidated statements of income or operations for such Fiscal Year and the related consolidated statements of shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement; it being acknowledged by the parties hereto that the posting of the Borrower’s Annual Report on Form 10-K on the Borrower’s website (www.texasroadhouse.com) on or before the date specified above shall satisfy the requirements of this Section 6.01(a), so long as such reports are freely and readily available at no cost to the Administrative Agent or the Lenders;

(b)             as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, the related Consolidated statements of income or operations for such Fiscal Quarter and for the portion of the Fiscal Year then ended and the related consolidated statements of shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; it being acknowledged by the parties hereto that the posting of a copy of the Borrower’s Quarterly Report on Form 10-Q on the Borrower’s website (www.texasroadhouse.com) on or before the date specified above shall satisfy the requirements of this Section 6.01(b), so long as such reports are freely and readily available at no cost to the Administrative Agent or the Lenders.

6.02          Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)             concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b)             promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect; it being acknowledged by the parties hereto that the Borrower shall not be required to provide notice to the Administrative Agent and the Required Lenders of any comment letters provided by the SEC relating to filings made by the Borrower with the SEC that could not reasonably be expected to result in a Material Adverse Effect; and

(c)             promptly, such additional information regarding the business, financial, legal or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: if requested, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide electronic copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on an Electronic System and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Electronic System designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Electronic System not designated “Public Investor.”

6.03          Notices. Promptly notify the Administrative Agent and each Lender:

(a)             of the occurrence of any Default or Event of Default;

(b)            of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws; and (iv) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Person.

(c)             of the occurrence of any ERISA Event that is reasonably likely to result in the incurrence of material liability to the Borrower;

(d)            of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary unless required by applicable Laws;

(e)             of any of the events described in Section 2.05(c);

(f)              of the determination by a Registered Public Accounting Firm of the Borrower or the Borrower’s determination at any time of the occurrence or existence of any Internal Control Event;

(g)            information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and

(h)            any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04          Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (ii) the failure to so pay such liabilities, assessments or levies could not reasonably be expected to have a Material Adverse Effect; and (b) all Indebtedness (in an amount equal to or in excess of the Threshold Amount), as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05          Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the Borrower shall at all times keep in full force and effect its legal existence and be in good standing under the laws of the jurisdiction of its organization; (b) take all reasonable action to maintain all rights, privileges, permits and licenses necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06          Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07          Maintenance of Insurance. Maintain (giving effect to reasonable and prudent self-insurance or otherwise with financially sound and reputable insurance companies not Affiliates of the Borrower or any Subsidiary) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts, including self-insurance and self-insured retention amounts, as are customarily carried under similar circumstances by such other Persons and deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

6.08          Compliance with Laws. Except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, and maintain in full force and effect all Governmental Approvals applicable to it or to its business or property. The Borrower will maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions.

6.09          Environmental Laws. In addition to and without limiting the generality of Section 6.08, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.10          Compliance with ERISA. In addition to and without limiting the generality of Section 6.08, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans, (ii) not take any action or fail to take action the result of which would reasonably be expected to result in the incurrence of liability by the Borrower to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that would reasonably be expected to result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Plan as may be reasonably requested by the Administrative Agent.

6.11         Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any material contract, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.12         Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.13          Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours upon reasonable advance notice to the Borrower; provided, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall not be required to pay for more than one (1) visit per calendar year; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time and as often as the Administrative Agent or any such Lender may reasonably desire during normal business hours and without advance notice.

6.14         Use of Proceeds. Use the proceeds of the Committed Loans, 2020 Loans, Swing Line Loans and Letters of Credit for the benefit of the Borrower or any Guarantor, (i) for general corporate purposes of the Borrower and the Guarantors, including, without limitation, working capital, capital expenditures in the ordinary course of business, and other lawful corporate purposes, (ii) to repay any existing Indebtedness under the Existing Credit Agreement, (iii) to pay fees and expenses related to the Loans, (iv) to finance the construction costs of Restaurants owned by the Borrower or such Guarantor, and (v) for the other purposes described herein, and not in contravention of any Law or of any Loan Document.

6.15         Additional Subsidiaries. On the first Business Day of each March and September following the Closing Date, notify the Administrative Agent of any direct or indirect wholly-owned Domestic Subsidiary of the Borrower that is not a Guarantor and that is a Material Subsidiary, and, with respect to any Subsidiary that qualifies under the foregoing, cause such Person to promptly (and in any event within 90 days after the applicable reporting date or such later date as the Administrative Agent shall agree, in its sole discretion) become a Guarantor. Such Person shall execute and deliver to the Administrative Agent a supplement or counterpart to the Guaranty and such other documents, instruments and agreements reasonably required by the Administrative Agent (including, but not limited to, certified organizational documents and resolutions, and, as requested in the Administrative Agent’s reasonable discretion, a legal opinion letter), each in form, substance and scope reasonably acceptable to the Administrative Agent (with the understanding that no additional legal opinions shall be required beyond the types of legal opinions delivered on the Closing Date). To the extent any Guarantor is not or ceases to be a Material Subsidiary, the Borrower may provide written notice thereof to the Administrative Agent, including calculations or other evidence, as applicable, demonstrating that such Guarantor is not a Material Subsidiary. Upon receipt of such notice, the Administrative Agent either (x) shall promptly release such Guarantor from its obligations as a Guarantor or (y) shall notify the Borrower that it does not concur with such determination, at which time the Borrower and the Administrative Agent shall discuss the status of such Guarantor and shall work in good faith to reach agreement as to whether such Person constitutes a Material Subsidiary.

6.16          Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

ARTICLE 7
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation described in clause (a) of the definition thereof (except for contingent obligations for which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01         Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)            Liens pursuant to any Loan Document;

(b)            Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c)            Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)            pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)            Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(i)             Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker’s liens, rights to set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Loan Party or any Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System and (ii) such deposit account is not intended by the Loan Party or such Subsidiary to provide collateral to the depositary institution;

(j)             Liens existing on any assets acquired pursuant to any Permitted Acquisition under Section 7.02(g) which (i) were not created in contemplation of or in connection with such Permitted Acquisition and (ii) do not extend to or cover any other property or assets of Borrower or any Subsidiary (other than property or assets subject to an existing Permitted Lien in favor of the same lien holder which will hold the new Lien permitted under this Section 7.01(j)), in each case, so long as any Indebtedness related to any such Liens are permitted under Section 7.03(b); and

(k)            Liens securing Indebtedness permitted by Section 7.03(b).

7.02         Investments. Make any Investments, except:

(a)            Investments held by the Borrower or such Subsidiary in the form of Cash Equivalents;

(b)           advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)            Investments of the Borrower in any wholly-owned Subsidiary and Investments of any Subsidiary in the Borrower;

(d)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)            Guarantees permitted by Section 7.03;

(f)             intercompany loans made by the Borrower to Guarantors, among Guarantors or to the Borrower from its Subsidiaries;

(g)            Investments in the form of acquisitions of (i) all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person, or (ii) all or any portion of the equity ownership interests of a Joint Venture Subsidiary not owned by the Borrower or any Subsidiary thereof (any of the acquisition described in the foregoing clauses (i) and (ii), a “Permitted Acquisition”); provided that (1) no Default or Event of Default shall have occurred and be continuing both immediately before and after giving effect to the acquisition, (2) the Borrower shall have complied with Section 6.15 and (3) in the case of any acquisition where the aggregate consideration exceeds $100,000,000, the Borrower shall have delivered to the Administrative Agent a Compliance Certificate dated as of the closing date of the acquisition demonstrating, in form and substance reasonably satisfactory thereto, the pro forma compliance, immediately before and after the closing date of the acquisition, with the Consolidated Leverage Ratio covenant contained in Section 7.14(b);

(h)            Investments in connection with the financing of equipment permitted under Section 7.03;

(i)             Investments constituting capital expenditures;

(j)              Investments (i) existing on the Closing Date and listed on Schedule 7.02, or (ii) existing on the Closing Date in Subsidiaries existing on the Closing Date;

(k)             Investments of the Borrower in Joint Venture Subsidiaries made for the purpose of either owning, operating or managing a Restaurant; and

(l)              any other Investments (foreign or domestic, other than acquisitions governed by Section 7.02(g)) so long as the aggregate amount of all such Investments, determined as of each date on which any such Investment is first made, does not exceed fifteen percent (15%) of Consolidated Tangible Net Worth; provided, that the amount of any Investment shall be reduced by all cash dividends, distributions or other payments in respect thereof received by the Borrower or a Guarantor.

7.03          Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)             Unsecured Indebtedness; provided that (i) no Default or Event of Default shall have occurred and be continuing both immediately before and after the incurrence of such Indebtedness, and (ii) in the case of any Indebtedness that exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating, in form and substance reasonably satisfactory thereto, the pro forma compliance, immediately before and after incurring such Indebtedness, with the Consolidated Leverage Ratio covenant contained in Section 7.14(b); and

(b)             Secured Indebtedness; provided that (i) no Default or Event of Default shall have occurred and be continuing both immediately before and after the incurrence of such Indebtedness, and (ii) in the case of any Indebtedness that exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating, in form and substance reasonably satisfactory thereto, the pro forma compliance, immediately before and after incurring such Indebtedness, with the Consolidated Leverage Ratio covenant contained in Section 7.14(b) and (iii) all such outstanding secured Indebtedness is in the aggregate at any time not in excess of an amount, at any time the same is to be determined, equal to the greater of (x) $125,000,000 and (y) twenty percent (20%) of the Consolidated Tangible Net Worth of the Borrower at the end of the then most recently completed Fiscal Quarter of the Borrower.

7.04          Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)             any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries, provided that (x) when any Guarantor is merging with another Subsidiary, such Guarantor shall be the continuing or surviving Person and (y) when any wholly-owned Subsidiary is merging with another Subsidiary, such wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)            any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is (x) a Guarantor, then the transferee must either be the Borrower or a Guarantor which has satisfied all relevant requirements of Section 6.15 and (y) a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary which has satisfied all relevant requirements of Section 6.15; and

(c)             any Guarantor may merge with any other Person in connection with any Permitted Acquisition, provided that the Guarantor shall be the continuing or surviving Person or the survivor complies with all relevant requirements of Section 6.15 and shall remain a Guarantor.

7.05          Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)             Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)             Dispositions of inventory in the ordinary course of business;

(c)             Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)            Dispositions of property by the Borrower or any Subsidiary to the Borrower or to a wholly-owned Subsidiary which has satisfied any relevant requirements of Section 6.15; provided that, (x) except as otherwise permitted pursuant to the following clause (y), if the transferor of such property is a Guarantor the transferee thereof must either be the Borrower or a Guarantor, and (y) in the case of a Disposition of the Equity Interests of any Subsidiary that is not a Material Subsidiary, the transferee need not be the Borrower or a Guarantor, provided that if such Disposition is of the Equity Interests of a Guarantor, the Borrower shall either (1) cause the transferee to promptly (and in any event within 90 days after the applicable Disposition) become a Guarantor in accordance with the procedures set forth in Section 6.15, or (2) request a release of such Guarantor as described in Section 6.15;

(e)             Dispositions permitted by Section 7.04;

(f)              non-exclusive, revocable licenses of IP Rights by an IP Holdco in the ordinary course of business and substantially consistent with past practice;

(g)             the lease or license of real or personal property by the Borrower and its Subsidiaries in the ordinary course of business;

(h)            Dispositions by the Borrower and its Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Borrower and its Subsidiaries;

(i)              Dispositions of the assets and IP Rights relating to any Restaurant concept, other than the Texas Roadhouse® operating concept, held by any Subsidiary; and

(j)              other Dispositions of property by the Borrower and its Subsidiaries in the ordinary course of business;

provided, however, that any Disposition pursuant to clauses (a) through (j) shall be for fair market value.

7.06          Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)             the Borrower or any Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests); provided, that cash dividends and distributions in respect of capital stock or Equity Interests shall be governed by clause (d) below;

(b)             the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

(c)             the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

(d)             the Borrower and each Subsidiary may declare and make cash dividend payments or other cash distributions with respect to any capital stock or the Equity Interests of the Borrower or any Subsidiary; provided that with respect to the Borrower (1) no Default or Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(b) (but only with respect to any Loan Party’s failure to perform or observe any term, covenant or agreement contained in Sections 6.01, Section 6.02 or Article VII) shall have occurred and be continuing both before and after giving effect to such dividend payment or distribution and (2) if immediately before or after giving effect to such dividend payment or distribution on a pro forma basis the Consolidated Leverage Ratio is greater than 2.75 to 1.00, the Borrower shall have delivered to the Administrative Agent a Compliance Certificate dated as of the date of such dividend payment or distribution demonstrating, in form and substance reasonably satisfactory thereto, the pro forma compliance, immediately before and after the date of such dividend payment or distribution, with the Consolidated Leverage Ratio covenant contained in Section 7.14(b); provided further that with respect to non-wholly-owned Subsidiaries, the aggregate amount of such dividend payments or distributions shall not exceed $30,000,000 for any Fiscal Year; and

(e)             the Borrower may repurchase, redeem, or otherwise acquire or retire for value any shares of its common stock or its Equity Interest; provided that (1) no Default or Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(b) (but only with respect to any Loan Party’s failure to perform or observe any term, covenant or agreement contained in Sections 6.01, Section 6.02 or Article VII) shall have occurred and be continuing both before and after giving effect to such event and (2) if immediately before or after giving effect to such event on a pro forma basis the Consolidated Leverage Ratio is greater than 2.75 to 1.00, other than in connection with the repurchase, redemption or other acquisition or retirement for value of any shares of common stock of the Borrower held by any current or former employees, directors or consultants of the Borrower pursuant to the Equity Incentive Plan, the Borrower shall have delivered to the Administrative Agent a Compliance Certificate dated as of the date of such event demonstrating, in form and substance reasonably satisfactory thereto, the pro forma compliance, immediately before and after the date of such event, with the Consolidated Leverage Ratio covenant contained in Section 7.14(b).

7.07          Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, unless (i) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such issuance, sale or disposition and (ii) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating, in form and substance reasonably satisfactory thereto, the pro forma compliance, immediately before and after such issuance, sale or disposition, with the Consolidated Leverage Ratio covenant contained in Section 7.14(b).

7.08          Change in Nature of Business. Engage in any material line of business substantially different from (a) those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or (b) any business substantially related to the restaurant business.

7.09          Accounting Changes; Organization Documents. (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP or (b) amend, modify or change its Organization Documents in any manner adverse in any respect to the rights or interests of the Lenders.

7.10          Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

7.11          Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(b) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.12         Use of Proceeds. (a) Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case, in violation of Regulation U of the FRB or (b) request any Borrowing or Letter of Credit or use (and shall ensure that its Subsidiaries and its or their respective directors, officers and employees not use) the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets of the Borrower will be margin stock.

7.13          Restrictions on Conduct of IP Holdcos. Except as otherwise permitted pursuant to Section 7.05(i) above, no IP Holdco shall (a) be permitted to have any Indebtedness, Liens, material liabilities or material assets (other than IP Rights), including, without limitation, a restriction on (i) the conduct of such IP Holdco’s business to holding title of all the intellectual property used in the business and operations of the Borrower and its Subsidiaries, and (ii) the disposal of, assignment, or transfer of any of its intellectual property to an unaffiliated third-party during the term of this Agreement (other than non-exclusive licenses to unaffiliated third parties in the ordinary course of business), (b) amend, modify or change its Organization Documents in any manner adverse in any respect to the rights or interests of the Lenders or (c) terminate any License Agreement without the consent of the Required Lenders, as acknowledged by the Administrative Agent, unless all obligations hereunder have been repaid in full and all Commitments hereunder have been terminated.

7.14          Financial Covenants.

(a)             Consolidated Fixed Charge Coverage Ratio. As of the end of the following Fiscal Quarters, permit the Consolidated Fixed Charge Coverage Ratio for the four (4) consecutive Fiscal Quarter period ending on the last day of each such quarter to be less than the following: (i) 1.00 to 1.00 for the second, third and fourth Fiscal Quarters of Fiscal Year 2020 and the first Fiscal Quarter of Fiscal Year 2021; and (ii) for each Fiscal Quarter thereafter, 2.00 to 1.00.

(b)            Consolidated Leverage Ratio. As of the end of the following Fiscal Quarters, permit the Consolidated Leverage Ratio for the four (4) consecutive Fiscal Quarter period ending on the last day of each such quarter to be greater than the following: (i) 3.50 to 1.00 for the second Fiscal Quarter of Fiscal Year 2020; (ii) 4.50 to 1.00 for the third and fourth Fiscal Quarters of Fiscal Year 2020; (iii) 3.75 to 1.00 for the first Fiscal Quarter of Fiscal Year 2021; and (iv) 3.00 to 1.00 for each Fiscal Quarter thereafter.

ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES

8.01          Events of Default. Any of the following shall constitute an Event of Default:

(a)             Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any fund or Cash Collateral in respect of L/C Obligations, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any Commitment Fee or other fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)             Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.12, 6.13, or 6.14 or Article VII; or

(c)             Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) the Borrower’s or any Loan Party’s actual knowledge thereof or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent; or

(d)             Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)             Cross-Default.

(i)                 Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or

(ii)              there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)              Insolvency Proceedings, Etc. Any Loan Party, any of its Material Subsidiaries or any three or more of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)             Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)             Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has not disputed coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)              ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, and such failure has resulted in or is reasonably expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount; or

(j)              Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)             Change of Control. There occurs any Change of Control with respect to the Borrower.

8.02          Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)             declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)             require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)            exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03         Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, L/C Obligations and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting (a) unpaid principal of the Loans and L/C Borrowings, (b) all payments and other obligations owing by the Borrower under any Swap Contracts, and (c) cash management or similar treasury or custodial arrangements, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE 9
ADMINISTRATIVE AGENT

9.01          Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints JPMCB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Borrower shall not have rights as a third party beneficiary of any of such provisions, except Section 9.06.

9.02          Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03          Exculpatory Provisions. The Co-Syndication Agents, the Documentation Agent and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Co-Syndication Agents, the Documentation Agent and the Administrative Agent:

(a)             shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)             shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Co-Syndication Agents, the Documentation Agent and the Administrative Agent are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Co-Syndication Agents, the Documentation Agent and the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Co-Syndication Agents, the Documentation Agent and the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)             shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as a Co-Syndication Agent, a Documentation Agent or the Administrative Agent or any of its Affiliates in any capacity.

The Co-Syndication Agents, the Documentation Agent and the Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Co-Syndication Agents, the Documentation Agent and the Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Co-Syndication Agents, the Documentation Agent and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04             Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05             Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06             Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by JPMCB as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07             Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Co-Syndication Agents, the Documentation Agent and the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Co-Syndication Agents, the Documentation Agent and the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08             No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Co-Lead Arrangers or “syndication agent,” “documentation agent” or similar titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09             Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)             to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)             to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10             Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Material Subsidiary, or ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

ARTICLE 10
MISCELLANEOUS

10.01             Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)             waive any condition set forth in Section 4.01(a) without the written consent of each Lender other than a Defaulting Lender;

(b)             extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (other than as set forth under Section 2.14), including each Defaulting Lender directly affected thereby;

(c)             postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, including each Defaulting Lender directly affected thereby;

(d)             reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (including any such Lender that is a Defaulting Lender); provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)             change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; provided, that additional Lenders may be added and Commitments may be increased in accordance with Section 2.14 and the exercise of the expansion feature set forth therein without the written consent of each Lender;

(f)             change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender other than a Defaulting Lender; provided, that additional Lenders may be added and Commitments may be increased in accordance with Section 2.14 and the exercise of the expansion feature set forth therein without the written consent of each Lender; or

(g)             release all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender other than a Defaulting Lender; and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it (including, without limitation, those under Section 2.15); (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement (including, without limitation, those under Section 2.15); (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document (including, without limitation, those under Section 2.15); and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

If, in connection with any proposed amendment, waiver or consent pursuant to this Section 10.01 that requires all Lenders, all directly affected Lenders or all affected Lenders to consent thereto, and the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) an Eligible Assignee shall agree, as of such date, to purchase for cash the Loans (including participations in L/C Obligations and in Swing Line Loans) due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of such Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 10.06, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 3.01 and 3.04, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.05(a).

10.02       Notices; Effectiveness; Electronic Communication.

(a)             Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)              if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)             if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)             Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished using Electronic Systems pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other Communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)             Electronic Systems. THE ELECTRONIC SYSTEM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF COMMUNICATIONS (AS DEFINED BELOW) OR THE ADEQUACY OF THE ELECTRONIC SYSTEM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH COMMUNICATIONS OR THE ELECTRONIC SYSTEM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the L/C Issuer by means of electronic communications pursuant to this Section, including through an Electronic System.

(d)             Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)             Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, 2020 Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04      Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)              Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)             Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)             Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)             Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)             Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05       Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06      Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)             Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

(i)             except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in any case, treating assignments to two or more Approved Funds under common management as one assignment for purposes of the minimum amounts; unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(ii)             each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

(iii)             any assignment of a Commitment must be approved by the Administrative Agent and, for Commitments other than 2020 Loan Commitments, the Swing Line Lender and the L/C Issuers unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), such consent not to be unreasonably withheld or delayed; and

(iv)             (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, however, that such processing and recordation fee shall be waived by the Administrative Agent in connection with any assignment to an Approved Fund, and (2) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. The Administrative Agent shall use reasonable efforts to notify the Borrower of any assignment hereunder promptly after the occurrence thereof; provided, however, that the failure of the Administrative Agent to so notify the Borrower shall not result in any liability for the Administrative Agent.

(c)             Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)             Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)             Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)             Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)             Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time JPMCB assigns all of its Commitment and Loans pursuant to subsection (b) above, JPMCB may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of JPMCB as L/C Issuer or Swing Line Lender, as the case may be. If JPMCB resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make ABR Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If JPMCB resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

10.07         Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

All Information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level Information, which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public information in accordance with its compliance procedures and applicable Law.

10.08      Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09      Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

10.11      Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12      Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13      Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)             the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)             such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)             in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)             such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14      Governing Law; Jurisdiction; Etc.

(a)             This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.

(b)             Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any Loan Party or its properties in the courts of any jurisdiction.

(d) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.15      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16      No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Co-Lead Arrangers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each of the Co-Lead Arrangers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Co-Lead Arrangers have assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Co-Lead Arrangers have advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor Co-Lead Arrangers have any obligation to the Borrower, or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Co-Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, and its Affiliates, and neither the Administrative Agent nor any of the Co-Lead Arrangers have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Co-Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Co-Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

10.17      USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

10.18      Time of the Essence. Time is of the essence of the Loan Documents.

10.19      Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)             the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)             the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)             a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

10.20      Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, on the Closing Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to be, and shall not constitute, a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness of the amendment and restatement contemplated hereby on the Closing Date: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the “Commitments” (as defined in the Existing Credit Agreement) shall be redesignated as Commitments hereunder as set forth on Schedule 2.01A, (c) the Existing Letters of Credit that remain outstanding on the Closing Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (d) the Administrative Agent shall make such other reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations hereunder reflects such Lender’s Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations on the Closing Date, (e) the Borrower hereby agrees to compensate each Lender (including any Departing Lender) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Rate Loans (including the “Eurodollar Rate Loans” under the Existing Credit Agreement) and such reallocation described above, to the extent required by Section 3.05 and on the terms and in the manner set forth in Section 3.05 and (f) upon the effectiveness hereof, each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the outstanding “Obligations” owing to it under the Existing Credit Agreement (other than obligations to pay contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Existing Credit Agreement) and each Departing Lender shall not be a Lender hereunder

10.21      Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

10.22      Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Co-Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)             the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)             (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)             such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)             In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Co-Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Co-Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)             The Administrative Agent, and each Co-Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[SIGNATURE PAGES ON FILE WITH
ADMINISTRATIVE AGENT]

Signature Page to

Amended and Restated Credit Agreement

Texas Roadhouse, Inc.

Schedule 2.01A

Commitments and Applicable Percentages

Commitments in respect of Committed Loans

Lender	Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$55,000,000	27.50%
PNC Bank, National Association	$45,000,000	22.50%
Wells Fargo Bank, National Association	$45,000,000	22.50%
U.S. Bank National Association	$35,000,000	17.50%
Old National Bank	$20,000,000	10.00%

Total	$200,000,000	100.00%

2020 Loan Commitments

Lender	Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$27,500,000	33.30%
PNC Bank, National Association	$22,500,000	27.30%
U.S. Bank National Association	$17,500,000	21.20%
Old National Bank	$15,000,000	18.20%

Total	$82,500,000	100.00%

EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of August 7, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Texas Roadhouse, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐ A Borrowing of Committed Loans         ☐   A conversion or continuation of Committed Loans

1.	On _______________________________ (a Business Day).

2.	In the principal amount of $______________________.

3.	Comprised of ______________________. [Type of Committed Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of ______ month[s].

TEXAS ROADHOUSE, INC.

By:
Name:
Title:

A-1

EXHIBIT A-2

FORM OF 2020 LOAN NOTICE

Date: ___________, _____

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of August 7, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Texas Roadhouse, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐ A Borrowing of 2020 Loans         ☐   A conversion or continuation of 2020 Loans

1.	On _______________________________ (a Business Day).

2.	In the principal amount of $______________________.

3.	Comprised of ______________________. [Type of 2020 Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of ______ month[s].

TEXAS ROADHOUSE, INC.

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____

To:	JPMorgan Chase Bank, N.A., as Swing Line Lender JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of August 7, 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Texas Roadhouse, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On ___________________________________ (a Business Day).

2.	In the amount of $_______________________.

TEXAS ROADHOUSE, INC.

By:
Name:
Title:

B-1

EXHIBIT C-1

FORM OF COMMITTED LOAN NOTE

August 7, 2017

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [_____________________] or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Committed Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of August 7, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. The Agreement, among other things, provides for the making of Committed Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount of the Lender’s Commitment, the indebtedness of the Borrower resulting from each such Committed Loan to it being evidenced by this Note. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Committed Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, Type (if applicable), amount and maturity of its Committed Loans and payments with respect thereto; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Agreement.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

(Signature Page Follows)

C-1-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

TEXAS ROADHOUSE, INC.

By:
Name:
Title:

C-1-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________
________	________	_________	_______	_________	__________	____________

C-1-3

EXHIBIT C-2

FORM OF 2020 LOAN NOTE

[DATE]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [_____________________] or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each 2020 Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of August 7, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each 2020 Loan from the date of such 2020 Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. The Agreement, among other things, provides for the making of 2020 Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount of the Lender’s 2020 Loan Commitment, the indebtedness of the Borrower resulting from each such 2020 Loan to it being evidenced by this Note. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. 2020 Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, Type (if applicable), amount and maturity of its 2020 Loans and payments with respect thereto; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Agreement.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

(Signature Page Follows)

C-2-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

TEXAS ROADHOUSE, INC.

By:
Name:
Title:

C-2-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________

C-2-3

EXHIBIT C-3

FORM OF SWING LINE LOAN NOTE

August 7, 2017

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to JPMORGAN CHASE BANK, N.A. or registered assigns (the “Swing Line Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of August 7, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Swing Line Lender for the account of the Swing Line Lender in Dollars in immediately available funds at the Swing Line Lender’s Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. The Agreement, among other things, provides for the making of Swing Line Loans by the Swing Line Lender to the Borrower from time to time in an aggregate amount not to exceed at any time the Swing Line Sublimit, the indebtedness of the Borrower resulting from each such Swing Line Loan to it being evidenced by this Note. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto; provided that the failure of the Swing Line Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Agreement.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

(Signature Page Follows)

C-3-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

TEXAS ROADHOUSE, INC.

By:
Name:
Title:

C-3-2

SWING LINE LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________
________	________	_________	_______	_________	__________	________

C-3-3

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ___ ,____

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of August 7, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Texas Roadhouse, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [________________________] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Borrower, and that:

[Use following paragraph 1 for Fiscal Year-end financial statements]

1.       Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for Fiscal Quarter-end financial statements]

1.       Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.       The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.       A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

D-1

[select one:]

[to the knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

— or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.       The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

(Signature Page Follows)

D-2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ________________, ______________.

TEXAS ROADHOUSE, INC.

By:
Name:
Title:

D-3

SCHEDULE 1

[FINANCIAL STATEMENTS TO BE ATTACHED]

D-4

For the Fiscal Quarter/Fiscal Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.14(a) — Consolidated Fixed Charge Coverage Ratio

A.	Consolidated EBITR for four consecutive Fiscal Quarters ending on above date (“Subject Period”):

1.	Consolidated Net Income for Subject Period:	$ __________
2.	Consolidated Interest Charges for Subject Period:	$ __________
3.	Provision for income taxes for Subject Period:	$ __________
4.	Consolidated Rental Expense for Subject Period:	$ __________
5.	Non-cash expense attributable to the grant of stock awards pursuant to the Equity Incentive Plan to employees, directors or consultants for Subject Period:	$ __________
6.	Non-cash impairment charges, non-cash charges resulting from the closing of and cessation of business at any Restaurant and/or non-cash charges resulting from losses on dispositions of assets in the ordinary course of business (which, for purposes hereof, shall include non-cash charges resulting from the remodeling or improvement of any Restaurant and the replacement of equipment used at any Restaurant) for Subject Period:	$ __________
7.	Consolidated EBITR (I.A.1 + I.A.2 + I.A.3 + I.A.4 + I.A.5 + I.A.6):	$ __________

B.	Consolidated Fixed Charges for Subject Period:

1.	Consolidated Interest Charges paid or payable in cash for Subject Period:	$ __________
2.	Consolidated Rental Expense for Subject Period:	$ __________
3.	Consolidated Fixed Charges (I.B.1 + I.B.2):	$ __________

C.	Consolidated Fixed Charge Coverage Ratio (I.A.7 ÷ I.B.3):	_______to 1.00

Minimum Required:	[__] to 1.00

II.	Section 7.14 (b) — Consolidated Leverage Ratio.

A.	Consolidated Adjusted Funded Indebtedness:

1.	Outstanding principal amount of all obligations at Statement Date:

D-5

2.	All purchase money Indebtedness:
3.	All direct obligations under letters of credit, bankers acceptances, bank guaranties, surety bonds and similar instruments:
4.	All obligations in respect of deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business):
5.	Attributable Indebtedness in respect of capital leases:
6.	All obligations of any Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:
7.	All Guarantees with respect to outstanding Indebtedness of the types referred to in Lines II.A.1 through II.A.6 above of Persons other than the Borrower or any Subsidiary:
8.	All Indebtedness of the types referred to in Lines II.A.1 through II.A.7 above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) which such partnership or joint venture is not a direct or indirect Subsidiary of the Borrower, in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary:
9.	An amount equal to the product of eight (8) times Consolidated Rental Expense for Subject Period (excluding up to $5,000,000 of Consolidated Rental Expense attributable to equipment leases):
10.	Consolidated Adjusted Funded Indebtedness (Lines II.A.1 + II.A.2 + II.A.3 + II.A.4 + II.A.5 + II.A.6 + II.A.7 + II.A.8 + II.A.9):	$ __________

B. Consolidated EBITDAR for Subject Period:
1.	Consolidated EBITR for Subject Period (Line I.A.7):	$ __________
2.	Depreciation expenses for Subject Period:	$ __________
3.	Amortization expenses for Subject Period:	$ __________
4.	Consolidated EBITDAR (Lines II.B.1 + II.B.2 + II.B.3):	$ __________

C.	Consolidated New Unit Pre-Opening Costs deducted from Consolidated Net Income for Subject Period:	$ __________

D.	Consolidated Leverage Ratio (Line II.A.10 ÷ (Line II.B.4 + Line II.C)):	_______to 1.00

Maximum Allowed:	[__] to 1.00

D-6

III.	Applicable Rate — Consolidated Net Leverage Ratio.

A.	Unrestricted Cash:	$ __________

B.	Consolidated Net Leverage Ratio ((Line II.A.10 - III.A) ÷ (Line II.B.4 + Line II.C)):1	_______ to 1.00

If less than 1.25 to 1.00:	Pricing Level1
If less than 1.50 to 1.00 but greater than or equal to 1.25 to 1.00:	Pricing Level2
If less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	Pricing Level3
If less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00	Pricing Level4
If less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00	Pricing Level5
If greater than or equal to 3.00 to 1.00	Pricing Level6

1 Borrower to insert appropriate pricing levels for Committed Loans, 2020 Loans and Commitment Fees.

D-7

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the L/C Obligations and the Swing Line Loans included in such facilities6 if Commitments other than 2020 Loan Commitments are being assigned) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

2 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

3 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

4 Select as appropriate.

5 Include bracketed language if there are either multiple Assignors or multiple Assignees.

6 Include all applicable sub facilities.

1.	Assignor[s] :

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Texas Roadhouse, Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A.

5.           Credit Agreement: Amended and Restated Credit Agreement, dated as of August 7, 2017 (as amended, restated, supplemented or otherwise modified from time to time), among Texas Roadhouse, Inc., as Borrower, the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

6.           Assigned Interest[s]:

Assignor[s][7]	Assignee[s][8]	Aggregate Amount of Commitment/Loans for all Lenders[9]		Amount of Commitment/ Loans Assigned		Percentage Assigned of Commitment/ Loans[10]
		$	______________	$	______________	_______	%
		$	______________	$	______________	_______	%
		$	______________	$	______________	_______	%

[7.	Trade Date:	__________________][11]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

7 List each Assignor, as appropriate.

8 List each Assignee, as appropriate.

9 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. Indicate if 2020 Loan Commitments and/or other Commitments are being assigned.

10 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

11 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

[JPMORGAN CHASE BANK, N.A., as Administrative Agent, as Swing Line Lender, and as an L/C Issuer][12]

By:
Name:
Title:

[TEXAS ROADHOUSE, INC.

By:
Name:
Title:][13]

[PNC BANK, NATIONAL ASSOCIATION, as an L/C Issuer

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an L/C Issuer

By:
Name:
Title:

12 Include if consent of Administrative Agent, Swing Line Lender and L/C Issuers is required under Section 10.06(b)(iii) of the Credit Agreement.

13 Include if Borrower’s consent is required under Section 10.06(b)(i) of the Credit Agreement.

[Any other Lender agreeing to be an L/C Issuer under
the Credit Agreement],
as an L/C Issuer

By:
Name:
Title:][14]

+14 Include if consent of L/C Issuers is required under Section 10.06(b)(iii) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

AMENDED AND RESTATED CREDIT AGREEMENT

TEXAS ROADHOUSE, INC.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.          Representations and Warranties.

1.1.       Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.       Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an “Eligible Assignee” under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or email shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

FORM OF GUARANTY

(attached)

F-1

EXECUTION COPY

GUARANTY

THIS GUARANTY, dated as of August 12, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made by certain Subsidiaries of TEXAS ROADHOUSE, INC., a Delaware corporation (the “Borrower”), from time to time signatory hereto (whether as of the date hereof or pursuant to a supplement in the form of Exhibit A hereto; collectively, the “Guarantors”) in favor of JPMORGAN CHASE BANK, N.A., as administrative agent and contractual representative of the Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”). Capitalized terms used herein but not defined herein shall have the meaning set forth in the below defined Credit Agreement.

WITNESSETH

WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of August 12, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent;

WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty whereby each of the Guarantors, without limitation and with full recourse, guarantee the payment and performance when due, of all Guaranteed Obligations (as hereinafter defined);

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                Guaranty. Each Guarantor jointly and severally hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations, and any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Administrative Agent and the Lenders arising under the Credit Agreement and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement and other Loan Documents (including all renewals, extensions, amendments, refinancing and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent and the Lenders in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against such Guarantor or the Borrower under any Debtor Relief Laws, and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Administrative Agent’s and each of the Lender’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

2.                  No Setoff or Deductions; Taxes. Each Guarantor represents and warrants that it is incorporated or formed and a resident in the United States of America. All payments by any Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If any Guarantor must make a payment under this Guaranty, such Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to the Administrative Agent so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, any Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than Excluded Taxes) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, such Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the Administrative Agent and the Lenders receives the sum they would have received had no such deduction or withholding been made and shall also pay to the Administrative Agent and the Lenders, on demand, all additional amounts which the Administrative Agent and the Lenders specify as necessary to preserve the after-tax yield the Administrative Agent and the Lenders would have received if such taxes had not been imposed.

Each Guarantor shall promptly provide the Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3.                  No Termination. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and performed in full and any commitments of the Administrative Agent and the Lenders or facilities provided by the Administrative Agent and the Lenders with respect to the Guaranteed Obligations are terminated. At the Administrative Agent’s option, all payments under this Guaranty shall be made to an office of the Administrative Agent located in the United States and in U.S. Dollars.

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4.                  Rights of Administrative Agent and Lenders. Each Guarantor consents and agrees that the Administrative Agent and the Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

5.                  Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Administrative Agent and the Lenders or facilities provided by the Administrative Agent and the Lenders with respect to the Guaranteed Obligations are terminated. If any amounts are paid to such Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6.                  Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any Lender) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Administrative Agent or any Lender to proceed against the Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Administrative Agent’s or any Lender’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

7.                  Exhaustion of Other Remedies Not Required. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. Each Guarantor waives diligence by the Administrative Agent or the Lenders and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the Administrative Agent or the Lenders to exhaust any right or remedy or to take any action against the Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against such Guarantor.

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8.                  Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9.                  Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Administrative Agent or any Lender or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If the Administrative Agent so requests, any such obligation or indebtedness of the Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Administrative Agent and the Lenders and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

10.              Contribution with Respect to Guaranteed Obligations.

(a) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than contingent obligations that have not yet arisen), and all Commitments and Letters of Credit have terminated or expired, or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)               As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

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(c)               This Section 10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)               The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)               The rights of the indemnifying Guarantors against other Guarantors under this Section 10 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than contingent obligations that have not yet arisen) and the termination or expiry (or in the case of all Letters of Credit full collateralization), on terms reasonably acceptable to the Administrative Agent, of the Commitments and all Letters of Credit issued under the Credit Agreement.

11.              Information. Each Guarantor agrees to furnish promptly to the Administrative Agent any and all financial or other information regarding such Guarantor or its property as the Administrative Agent may reasonably request in writing.

12.              Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed in connection with any case commenced by or against any Guarantor or the Borrower or under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Administrative Agent.

13.              Expenses. Each Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Administrative Agent’s and each of the Lender’s rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Administrative Agent or any Lender in any case commenced by or against such Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of each Guarantor under the preceding sentence shall survive termination of this Guaranty.

14.              Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantors.

15.              No Waiver; Enforceability. No failure by the Administrative Agent or the Lenders to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

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16.              Assignment; Governing Laws; Jurisdiction. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Administrative Agent or the Lenders and their successors and assigns and the Administrative Agent or the Lenders may, without notice to such Guarantor and without affecting such Guarantor’s obligations hereunder, assign or sell their participations in the Guaranteed Obligations and this Guaranty, in whole or in part, and (c) be governed by the internal laws of the State of New York. Each Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of the state of New York and of the United States for the Southern District of New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Administrative Agent or the Lenders in connection with such action or proceeding shall be binding on any Guarantor if given in accordance with Section 10.02 of the Credit Agreement. Each Guarantor agrees that the Administrative Agent or the Lenders may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Administrative Agent’s or the Lender’s possession concerning such Guarantor, this Guaranty and any security for this Guaranty.

17.              Condition of the Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as such Guarantor requires, and that the Administrative Agent and the Lenders have no duty, and such Guarantor is not relying on the Administrative Agent or the Lenders at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower.

18.              Setoff. If and to the extent any payment is not made when due hereunder, the Administrative Agent or the Lenders may setoff and charge from time to time any amount so due against any or all of the applicable Guarantor’s accounts or deposits with the Administrative Agent or the Lenders.

19.              Indemnification and Survival. Without limitation on any other obligations of the Guarantors or remedies of the Administrative Agent or any Lender under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and any Lender from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by the Administrative Agent or such Lender in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

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20.              Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect; (e) by virtue of its relationship with the Borrower, the execution, delivery and performance of this Guaranty is for the direct benefit of such Guarantor and it has received adequate consideration for this Guaranty; and (f) the financial information, that has been delivered to the Administrative Agent and the Lenders by or on behalf of such Guarantor, is complete and correct in all respects and accurately presents the financial condition and the operational results of such Guarantor and since the date of the most recent financial statements delivered to the Administrative Agent and the Lenders, there has been no material adverse change in the financial condition or operational results of the Guarantor.

21.              WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

22.              Limitations. Notwithstanding anything herein to the contrary, under no circumstances shall the maximum aggregate liability of any Guarantor hereunder exceed the amount of the Aggregate Commitments, plus payment of interest accruing on the guaranteed indebtedness, and fees, charges and costs of collecting the guaranteed indebtedness, including reasonable attorneys' fees. Further this Guaranty shall terminate on the Maturity Date; provided, however, the termination of this Guaranty on said date shall not affect the liability of any Guarantor with respect to obligations created or incurred prior to said date, or extensions or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to obligations on or after said date.

23.              Additional Guarantors. Pursuant to Section 6.15 of the Credit Agreement, certain future direct or indirect wholly-owned Domestic Subsidiaries of the Borrower shall become obligated as a Guarantor hereunder by executing and delivering to the Administrative Agent a supplemental guaranty in the form of Exhibit A attached hereto (with blanks appropriately filled in, each a “Supplemental Guaranty”), together with (i) a certificate of a Responsible Officer of such Subsidiary as described in Section 4.01(iii) of the Credit Agreement, (ii) an opinion of counsel to such Subsidiary, in form an substance satisfactory to the Administrative Agent, and (iii) such additional supporting documentation requested by the Administrative Agent.

[Signature Pages Follow]

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[SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT]

Signature Page to
Guaranty

EXHIBIT A

SUPPLEMENTAL GUARANTY

[Date]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent for the Lenders under
the below-described Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Credit Agreement, dated as of August 12, 2011, among Texas Roadhouse, Inc., a Delaware corporation, the lenders from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and contractual representative (the “Administrative Agent”) on behalf of itself and the other Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) that certain Guaranty, dated as of August 12, 2011, executed and delivered by the Guarantors parties thereto in favor of the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”). Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the respective meanings provided therein.

In accordance with the Credit Agreement and Section 23 of the Guaranty, the undersigned, [NEW GUARANTOR], a [corporation/limited liability company/partnership] organized under the laws of [_________________], hereby elects to be a “Guarantor” and for all purposes of the Credit Agreement and the Guaranty, respectively, effective from the date hereof.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 20 of the Guaranty are true and correct as of the date hereof.

This Supplemental Guaranty shall be construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

[Signature page follows]

IN WITNESS WHEREOF, this Supplemental Guaranty has been duly executed by the undersigned as of the [__] day of [__________], 201[_].

[NEW GUARANTOR]

By:
Name:
Title:

Notice Information:
[___________________]
[___________________]
[___________________]
[___________________]
[___________________]